Exhibit 10.20

LOAN AGREEMENT
between
IP BACKLOG LAND HOLDINGS, LLC
(Borrower)
and
FORETHOUGHT LIFE INSURANCE COMPANY
(Lender)
September 10, 2020

Section 11.17	Entire Agreement	60
Section 11.18	Limited Recourse	61

Exhibit A	Form of Promissory Note
Exhibit B	Form of NTP Certificate
Exhibit C	Form of COD Certificate
Schedule 9.1	Recycled Entity Representations and Warranties

LOAN AGREEMENT
THIS LOAN AGREEMENT (as amended, modified or supplemented from time to time, together with all exhibits, schedules, annexes and other attachments hereto, collectively this “Agreement”) is entered into as of September 10, 2020, between IP BACKLOG LAND HOLDINGS, LLC, a Delaware limited liability company (“Borrower”), and Forethought Life Insurance Company, an Indiana corporation (together with its successors and assigns, “Lender”). Capitalized terms have the meanings set forth in Article I of this Agreement.
RECITALS
WHEREAS, Borrower desires to borrow money from Lender pursuant to the terms hereof in connection with the Borrower’s ownership of the Property and the development, construction, ownership and operation by Lessees of their respective Projects thereupon.
NOW, THEREFORE, in consideration of the foregoing and the agreements, covenants and promises set forth herein and in the other Loan Documents and in reliance upon the representations and warranties set forth herein and therein, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Terms Defined. As used herein, unless the context otherwise requires:
“Accounts” has the meaning ascribed to such term in the Depositary Agreement.
“Additional Rights” has the meaning ascribed to such term in Section 8.1.12(d).
“Affiliate” of a specified Person means any other Person that directly, or indirectly through one (1) or more intermediaries, Controls, is Controlled by or is under common Control with such Person.
“Agreement” has the meaning ascribed to such term in the preamble.
“Anti-Terrorism Laws” has the meaning ascribed to such term in Section 7.24.1.
“Applicable Law” means all laws, rules, judgments, decisions, orders, decrees or any action of a similar nature of or by a Governmental Authority, regulations and binding governmental guidelines applicable to the Person or its properties, conduct, transaction, agreement or matter in question, including all applicable statutory law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.
“Athos I Lease” means that certain Solar Facility Ground Lease Agreement, effective as of the date hereof, by and between Borrower, as lessor, and Athos I Lessee, as lessee.

“Athos I Lessee” means SE Athos I, LLC, a Delaware limited liability company, and its successors and permitted assigns under the Athos I Lease.
“Athos I Project” means that certain PV solar facility anticipated to have a nameplate capacity of 250 MWac, to be located in Riverside County, California, on or at the site described in the Athos I Lease and other real property.
“Athos II Lease” means that certain Solar Facility Ground Lease Agreement, effective as of the date hereof, by and between Borrower, as lessor, and Athos II Lessee, as lessee.
“Athos II Lessee” means SE Athos II, LLC, a Delaware limited liability company, and its successors and permitted assigns under the Athos II Lease.
“Athos II Project” means that certain PV solar facility anticipated to have a nameplate capacity of 200 MWac, to be located in Riverside County, California, on or at the site described in the Athos II Lease and other real property.
“Bankruptcy Event” shall be deemed to occur, with respect to any Person, if (a) that Person shall commence any case, proceeding or other voluntary action seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, arrangement, adjustment, winding-up, reorganization, dissolution, composition under applicable Bankruptcy Law or other relief with respect to it or its debts; (b) such Person shall apply for, or consent or acquiesce to, the appointment of, a receiver, administrator, administrative receiver, liquidator, sequestrator, trustee or other official with similar powers for itself or any substantial part of its assets; (c) such Person shall make a general assignment for the benefit of its creditors; (d) an involuntary case shall be commenced seeking liquidation or reorganization of such Person under applicable Bankruptcy Law, or seeking issuance of a writ of attachment, execution or distraint, or any similar proceedings shall be commenced against such Person under any other Applicable Law and (i) such Person consents to the institution of the involuntary case against it, (ii) the petition commencing the involuntary case is not timely controverted, (iii) the petition commencing the involuntary case is not dismissed within sixty (60) days of its filing, (iv) an interim trustee is appointed to take possession of all or a portion of the property, and/or to operate all or any part of the business of such Person and such appointment is not vacated within sixty (60) days, or (v) an order for relief shall have been issued or entered therein; (e) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, administrator, administrative receiver, liquidator, sequestrator, trustee or other official having similar powers, over such Person or all or a part of its property shall have been entered; (f) any other similar relief shall be granted against such Person under any applicable Bankruptcy Law, or such Person shall file a petition or consent or shall otherwise institute any similar proceeding under any other Applicable Law, or shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in any of the acts set forth above in this definition; or (g) such Person shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.
“Bankruptcy Law” means Title 11, United States Code, and any other existing or future law (or any successor law or statute) of any jurisdiction, domestic (including state and federal) or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, moratorium or similar law for the relief of debtors.
“Borrower” has the meaning ascribed to such term in the preamble.
“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized by law to close.
“Change of Control” means Parent ceases to directly or indirectly own and control one hundred percent (100%) of the economic and voting interest of Borrower.
“Closing Date” has the meaning ascribed to such term in Section 6.1.
“COD Certificate” means a certificate delivered by Borrower to Lender in the form of Exhibit C attached hereto with respect to either the Athos I Project or the Athos II Project.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” has the meaning ascribed to such term in Section 3.3.
“Confidential Information” means (a) with respect to Borrower (i.e., Confidential Information of Borrower), all information received by Lender from Borrower relating to Borrower or its business, other than any such information that is available to Lender on a non-confidential basis, and (b) with respect to Lender (i.e., Confidential Information of Lender), all information received by Borrower from Lender relating to Lender or its business, including information relating to fees, other than any such information that is available to Borrower on a non-confidential basis.
“Contingent Obligation” means, as to any Person, any obligation, agreement, understanding or arrangement (including purchase or repurchase agreements, reimbursement agreements with respect to letters of credit or acceptances, indemnity arrangements, grants of collateral to support the obligations of another Person, keep-well agreements and take-or-pay or through-put arrangements) of such Person guaranteeing or intended to guarantee any indebtedness, leases, dividends or other obligations of any other Person in any manner, whether directly or indirectly; provided, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business.
“Control” means the possession, directly or indirectly (either alone or pursuant to an arrangement with one (1) or more other Persons), of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
“Debt” of any Person means, without duplication, (a) all obligations (including Contingent Obligations) of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and other accrued expenses arising in the ordinary course of business which in accordance with GAAP would not be shown on the liability side of the balance sheet of such Person, (d) all obligations of such Person under leases which are or should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable, (e) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or property), (f) all deferred obligations of such Person to reimburse any bank or other Person in respect of amounts paid or advanced under a letter of credit or other instrument, (g) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (h) all Debt (as described in the preceding clauses) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (i) all Debt (as described in the preceding clauses) of others guaranteed directly or indirectly by such Person or as to which such Person has an obligation which is substantially the economic equivalent of a guaranty, and (j) all net obligations of such Person in respect of any swap contract.
“Deed of Trust” means the Deed of Trust, Assignment of Rents and Leases, and Security Agreement and Fixture Filing by Borrower in favor of Lender, of even date herewith.
“Default” means an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.
“Default Rate” means the lesser of (a) the Interest Rate plus two percent (2.00%) per annum or (b) the maximum rate permitted by Applicable Law.
“Depositary” means U.S. Bancorp, or an Affiliate thereof, as depositary under the Depositary Agreement, and its successors and permitted assigns under the Depositary Agreement.
“Depositary Agreement” means that certain Depositary Agreement of even date herewith among Borrower, Lender and the Depositary.
“Development Loan Consent” has the meaning ascribed to such term in Section 6.1.12.
“Development Loan Lender” means Forethought Life Insurance Company, an Indiana corporation.
“Development Loan Agreement” means that certain Amended and Restated Development Loan Agreement, dated as of February 11, 2020, by and among Development Loan Lender, Borrower and the other parties thereto.
“Discharge Date” means the date on which all amounts payable in respect of the Obligations and all other amounts outstanding under the Loan Documents have been indefeasibly paid, performed and discharged in full in cash (excluding contingent indemnification and other provisions that, by their express terms, survive the repayment of the Loan, interest, fees and other amounts owed under the Loan Documents).

“Embargoed Person” has the meaning ascribed to such term in Section 8.2.21(b).
“Eminent Domain” means any compulsory transfer or taking by condemnation, eminent domain or exercise of a similar power, or transfer under threat of such compulsory transfer or taking, of any part of the Collateral, by any agency, department, authority, commission, board, instrumentality or political subdivision of the jurisdiction in which the Property is located, the United States or another Governmental Authority having jurisdiction.
“Eminent Domain Proceeds” means all amounts and proceeds (including instruments) received in respect of any Eminent Domain.
“Environmental Claims” means any and all liabilities, losses, administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, warning notices, notices of noncompliance or violation, investigations, proceedings, removal or remedial actions or orders, or damages (foreseeable and unforeseeable, including consequential and punitive damages), penalties, fees, out-of-pocket costs, expenses, disbursements or attorneys’ or consultants’ fees, relating in any way to (a) a violation or alleged violation of any Environmental Law, (b) a Release or threatened Release of Hazardous Substances, or (c) any legal or administrative proceedings relating to any of the above.
“Environmental Consultant” means Stantec Inc., Rincon Consultants, Inc. or such other environmental consultant approved by Lender, such approval not to be unreasonably withheld.
“Environmental Law” means any and all Applicable Laws applicable to the Property relating to human health and safety (with respect to exposure to Hazardous Substances), natural resources, plant and animal species, cultural and archaeological resources, or the use or Release into the environment of Hazardous Substances, including but not limited to the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (known as “CERCLA”) (42 U.S.C. Section 9601 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Resource Conservation and Recovery Act of 1976 (known as “RCRA”) (42 U.S.C. Section 6901 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 300f et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), Section 10 of the Rivers and Harbors Act of 1899 (33 U.S.C. Section 403), the Endangered Species Act (16 U.S.C. Section 1531 et seq.), the Bald and Golden Eagle Protection Act (16 U.S.C. Section 668 et seq.), the Migratory Bird Treaty Act (16 U.S.C. Section 703 et seq.) and similar federal, state and local statutes.
“Environmental Report” means, with respect to the Property, a Phase I environmental site assessment prepared by an Environmental Consultant in conformance with the Phase I environmental site assessment standard identified as ASTM E2247-16 or other applicable ASTM standard with respect to the Property.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person (whether or not incorporated) which is under common control with Borrower within the meaning of Section 4001(a) of ERISA or that is treated as a single employer together with Borrower under Section 414 of the Code.
“ERISA Plan” means any employee benefit plan (a) maintained by Borrower or any ERISA Affiliate, or to which any of them contributed, contributes, or is obligated to contribute for its employees or former employees and (b) covered by Title IV of ERISA or to which Section 412 of the Code applies.
“Event of Default” has the meaning ascribed to such term in Section 10.1.
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Collateral” has the meaning ascribed to such term in the Deed of Trust.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and any branch profits Taxes, in each case, (i) that are imposed as a result of such Recipient being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Recipient with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Recipient acquires such interest in the Loan or (ii) Lender changes its lending office, except, in each case, to the extent that, pursuant to Section 5.2, amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.2.5, and (d) any withholding Taxes imposed under FATCA. For the purpose of this definition, the term “Recipient” shall include any person who has a direct or indirect interest in the Loan.
“Executive Order” has the meaning ascribed to such term in Section 7.24.1.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such sections of the Code.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, the central bank of the United States.

“Flow of Funds Memorandum” means written directions of Borrower for disposition of the proceeds of the Loan, acceptable to the Lender.
“GAAP” means generally accepted accounting principles in effect in the United States from time to time.
“Garg Matter” means the matter captioned Om P. Garg v. IP Backlog Land Holdings, LLC, Case No. 30-2020-01154421-S C-S C-CXC, in the Orange County Superior Court, pursuant to which the maximum potential liability of Borrower is $3,850.
“Governmental Authority” means any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority.
“Governmental Judgment” means with respect to any Person, any judgment, order, decision, or decree, or any action of a similar nature, of or by a Governmental Authority having jurisdiction over such Person or any of its properties.
“Hazardous Substances” means any hazardous substances, pollutants, contaminants, wastes, or materials (including petroleum (including crude oil or any fraction thereof), petroleum wastes, radioactive material, hazardous wastes, toxic substances or asbestos or any materials containing asbestos) that are designated, regulated or defined under or with respect to which any requirement or liability may be imposed pursuant to any Environmental Law.
“Holdback Reserve Account” has the meaning ascribed to such term in the Depositary Agreement.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes (other than Excluded Taxes).
“Indemnitees” has the meaning ascribed to such term in Section 8.1.10(a).
“Insolvency Proceeding” means any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person for, (a) the entry of an order or filing of a petition for relief under any applicable Bankruptcy Law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its property; (c) a general assignment for the benefit of creditors of such Person; (d) the application or petition for dissolution of such Person; or (e) the sale or transfer of all or any material part of the assets of such Person or the cessation of the business of such Person as a going concern.

“Insurance Proceeds” means all amounts and proceeds (including instruments) in respect of the proceeds of any insurance policy required to be maintained, or caused to be maintained, by Borrower hereunder.
“Intercompany Subordinated Debt” has the meaning ascribed to such term in Section 8.2.3.
“Interest Rate” means four and ninety-five hundredths percent (4.95%) per annum.
“Knowledge” or words of similar import mean (a) with respect to Borrower, any facts, circumstances or other information relating to any matter known, or that should have been known after reasonable inquiry, to any Person who is an employee of Borrower or any Affiliate of Borrower whose responsibilities include the management or administration of the Property, the Projects, any Operative Documents or the transactions contemplated hereby or thereby and (b) with respect to any other Person, the actual knowledge of such Person.
“Leases” shall mean, collectively, the Athos I Lease and the Athos II Lease. Each of the Leases may be referred to herein as a “Lease.”
“Lease Revenues” means all revenues, fees, income, rents and receipts derived by Borrower under the Leases or otherwise from or attributable to the Property, including, without limitation, (i) any Insurance Proceeds received by Borrower, (ii) any Eminent Domain Proceeds received by Borrower, and (iii) proceeds from the sale of any portion of the Property permitted hereunder.
“Lender” has the meaning ascribed to such term in the preamble.
“Lessees” shall mean (i) Athos I Lessee, with respect to the Athos I Lease and (ii) Athos II Lessee, with respect to the Athos II Lease. Each of Athos I Lessee and Athos II Lessee may be referred to herein as a “Lessee.”
“Lessee Estoppel Certificate” means each Estoppel Certificate and Consent executed by the applicable Lessee in favor of Lender with respect to such Lessee’s Lease.
“Lien” means a Person’s interest in property securing an obligation owed to, or a claim by, such Person, including any lien, security interest, pledge, hypothecation, assignment, trust, reservation, encroachment, right-of-way, covenant, condition, restriction, lease, or other title exception or encumbrance.
“LLC Division” shall mean, in the event Borrower is a limited liability company, (i) the division of Borrower into two (2) or more newly formed limited liability companies (whether or not Borrower is a surviving entity following any such division) pursuant to, in the event Borrower is organized under the laws of the State of Delaware, Section 18-217 of the Delaware Limited Liability Company Act or, in the event Borrower is organized under the laws of a State or Commonwealth of the United States (other than Delaware) or of the District of Columbia, any similar provision under any similar act governing limited liability companies organized under the laws of such State or Commonwealth or of the District of Columbia, or (ii) the adoption of a plan contemplating, or the filing of any certificate with any applicable Governmental Authority that results or may result in, any such division.
“Loan” has the meaning ascribed to such term in Section 2.1.
“Loan Documents” means together, this Agreement, the Note, any other direct or indirect guaranty of any of the Obligations, the Security Documents and any loan or security agreements or letter agreement or similar document, now or hereafter entered into by Lender, on the one hand, and Borrower, on the other hand, in connection with the transactions expressly contemplated by this Agreement, together with all exhibits, schedules, annexes and other attachments thereto.
“Material Adverse Effect” means the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, has a material adverse effect (a) on the (i) enforceability of any Operative Document or (ii) validity or priority of Lender’s security interests in any Collateral; (b) on the ability of Borrower or any Lessee to perform its obligations under the Operative Documents, including Borrower’s repayment of any Obligations; or (c) on the ability of Lender to enforce or collect on the Obligations or to realize upon the Collateral (taken as a whole).
“Maturity Date” means the earliest of (a) the last day on which a payment is due under the Payment Schedule and (b) the date on which all Obligations shall become due and payable under this Agreement, whether by acceleration or otherwise.
“Multiemployer Plan” means a “multiemployer plan” (as such term is defined in Section 3(37) or 4001(a)(3) of ERISA) to which Borrower or any ERISA Affiliate contributes or is obligated to contribute for its employees or under which Borrower or any ERISA Affiliate has any material obligations.
“Non-Recourse Parties” has the meaning ascribed to such term in Section 11.18.1.
“Note” means the promissory note issued by Borrower in connection with the Loan to the order of Lender, together with all extensions, renewals, modifications, increases, replacements and substitutions thereof in the form of Exhibit A attached hereto.
“Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of July 24, 2020, by and among Accordia Life and Annuity Company, an Iowa corporation and an Affiliate of Lender, SE Big Five Borrower, LLC, a Delaware limited liability company and an Affiliate of Borrower, and the other parties thereto.
“NTP Certificate” means a certificate delivered by Borrower to Lender in the form of Exhibit B attached hereto with respect to either the Athos I Project or the Athos II Project.
“Obligations” means all (a) principal of and premium, if any, on the Loan, (b) interest, expenses, fees, indemnification obligations, extraordinary expenses, and other amounts payable by Borrower under any Loan Document, (c) the Termination Amount, and (d) other debts, obligations and liabilities of any kind owing by Borrower pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided, that items (a) and (c) are mutually exclusive.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Operative Documents” means, collectively, the Loan Documents and the Leases.
“Organizational Documents” means, collectively, (a) with respect to a corporation, the articles of incorporation, certificate of incorporation or other similar such document and the bylaws or other similar such document each as amended from time to time, for such corporation, (b) with respect to a limited liability company, the articles of organization, certificate of organization or other similar such document, and the operating agreement or other similar such agreement among the members, each as amended from time to time, for such limited liability company, and (c) with respect to any other type of entity, its formation, organic and organizational documents, in each case, as amended from time to time, for such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Parent” means SE Intermediate Holdco, LLC, a Delaware limited liability company.
“Participant Register” has the meaning ascribed to such term in Section 11.7.
“Patriot Act” has the meaning ascribed to such term in Section 7.24.1.
“Payment Date” has the meaning ascribed to such term in Section 4.1.3.
“Payment Instructions” has the meaning ascribed to such term in Section 6.1.20.
“Payment Schedule” means the schedule attached to the Note setting forth the payments due on each Payment Date with respect to the Loan.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.
“Permit” means any action, approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, notification, right or license of or from a Governmental Authority required under Applicable Law for the then current use of the Property.
“Permitted Assignee” means a Person that (a) is (i) a commercial bank, finance company, insurance company, pension fund or other financial institution, or funds (whether a corporation, partnership or other entity) engaged generally in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (ii) has a tangible net worth of at least $100,000,000, and (b) is not a Prohibited Assignee.
“Permitted Investments” has the meaning ascribed to such term in the Depositary Agreement.
“Permitted Liens” means (a) the rights and interests as provided in, or expressly contemplated by, the Loan Documents; (b) materialmen’s, mechanics’, workers’, repairmen’s, employees’ or other like Liens, arising in the ordinary course of business, either for amounts not yet due or for amounts being contested in good faith and by appropriate proceedings, so long as (i) such proceedings do not involve any risk greater than a de minimis risk of the sale, forfeiture or loss of any part of the Property, title thereto or any interest therein and shall not interfere in any adverse respect with the Borrower’s or applicable Lessee’s obligations under any Lease, (ii) a bond or other security reasonably acceptable to Lender has been posted or provided in such manner and amount as to assure Lender that any amounts determined to be due will be promptly paid in full when such contest is determined, or (iii) appropriate cash reserves have been made in accordance with GAAP; (c) Liens arising out of judgments or awards so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which appropriate reserves have been made in accordance with GAAP, bonds or other security reasonably acceptable to Lender have been provided or are fully covered by insurance; (d) Liens for Taxes not yet due or that are being contested in good faith by appropriate proceedings and for the payment of which appropriate reserves have been made in accordance with GAAP, bonds or other security reasonably acceptable to Lender have been provided; (e) the rights and interests of each Lessee under the Leases and all rights and interests expressly permitted by the terms of the Leases; (f) any exception identified in the Title Policy; (g) inchoate rights of Governmental Authorities, easements, rights-of-way restrictions, title imperfections, encroachments, minor defects or irregularities in title and similar matters, in each case, that, in the aggregate, are not substantial in amount and do not or would not reasonably be expected to materially detract from the value of the Property or materially impair the Borrower’s or any Lessee’s obligations under any Operative Document; (h) zoning and other land use and environmental Applicable Law of any Governmental Authority that do not secure any monetary obligations and which do not materially interfere with the conduct of the business of Borrower or the performance of the obligations of Borrower or any Lessee under the Leases; (i) rights of setoff or bankers’ liens upon deposits of funds in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such accounts in the ordinary course of business and not waived by the Loan Documents; and (j) the Additional Rights.
“Person” means any natural person, corporation, partnership, limited liability company, joint venture, firm, association, trust, governmental authority (or an agency or instrumentality thereof) or any other entity whether acting in an individual, fiduciary or other capacity.
“Prohibited Assignee” means any Person that is primarily engaged in the business of developing, owning, or operating electric power projects.
“Projects” means, collectively, the Athos I Project and the Athos II Project. Each of the Athos I Project and the Athos II Project may be referred to individually as a “Project.”
“Property” means, collectively, the real property described in the Deed of Trust and any improvements thereon that are considered real property.
“Recipient” means (a) the Lender or (b) any assignee of such Lender, as applicable.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Release” means disposing, discharging, injecting, spilling, leaking, leaching, dumping, pumping, pouring, emitting, escaping, emptying, seeping or migrating into or upon any land or water or air, or otherwise entering into the environment.
“Rent Reserve Account” has the meaning ascribed to such term in the Depositary Agreement.
“Reportable Event” means any of the events set forth in Section 4043(b) or (c) of ERISA for which notice to the PBGC has not been waived.
“Responsible Person” shall mean, as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person, any other individual designated as a responsible person from time to time by such Person’s board of directors or other governing body, or in the event any such officer is unavailable at any time he or she is required to take any action hereunder, any officer authorized to act on such officer’s behalf as demonstrated by a certificate of corporate resolution (or equivalent); provided, that Lender is notified in writing of the identity of such Responsible Person and given a copy of such corporate resolution (or equivalent).
“Revenue Account” has the meaning ascribed to such term in the Depositary Agreement.
“Security Documents” means the Deed of Trust, the Depositary Agreement, any financing statement or similar document and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

“Solvent” means, with respect to any Person, that as of the date of determination (a) the Person is able to pay its debts (including trade debts) as they become absolute and matured and (b) such Person does not intend to incur debts (including trade debts) beyond its ability to pay such debts as they become absolute and matured, in each case of the foregoing clauses (a) and (b) of this definition, taking into account the timing and amounts of cash to be received by such Person and the amounts to be payable on or in respect of obligations of such Person.
“Subject Claims” has the meaning ascribed to such term in Section 8.1.10(a)(A).
“Subsidiaries” means with respect to any Person, a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one (1) or more intermediaries, or both, by such Person.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed, levied, withheld or assessed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Amount” means, with respect to the date upon which a prepayment is made pursuant to Section 5.1.4(b) hereof, (x) one hundred and five percent (105%) of the then- outstanding principal amount of the Note, plus (y) the accrued but unpaid interest on the Note as of such date, plus (z) the present value as of such date of the remaining scheduled payments of interest on the Note to the date that is the earlier of (A) ten (10) years after such date and (B) the Maturity Date, discounted to the date on which the Note is to be prepaid in accordance with accepted financial practice and at a discount rate equal to four and ninety-five hundredths percent (4.95%).
“Title Insurer” means First American Title Insurance Company, or such other title insurer as selected by Borrower and reasonably acceptable to Lender.
“Title Policy” means an “ALTA Loan Policy of Title Insurance (6-17-06)” with respect to the Deed of Trust issued by the Title Insurer.
“UCC” means the Uniform Commercial Code as in effect in State of Delaware or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.
Section 1.2    Rules of Construction. Unless the context otherwise requires, (a) the singular of each term used in this Agreement includes the plural and the plural of each such term includes the singular, (b) the terms “Article” and “Section” refer to an article or section of this Agreement and the terms “Exhibit” and “Schedule” refer to an exhibit or schedule to this Agreement, (c) the symbol “$” refers to United States dollars or such coin or currency as at the time of payment is legal tender for the payment of public and private debts in the United States of America, (d) the words “will” and “shall” will be construed to have the same meaning and effect, (e) a reference to a Person includes its successors and permitted assigns, (f) references to “days” means calendar days, unless the term “Business Days” shall be used, provided, that if Borrower or any Affiliate of Borrower is required to perform an action, deliver a document or take such other action by a calendar day and such day is not a Business Day, then the date of performance shall be the next succeeding “Business Day,” (g) references to a time of day mean such time in New York, New York, unless otherwise specified, (h) the words “include,” “includes” and “including” are not limiting, (i) the words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document, and (j) references to laws, regulations, agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, supplemented, restated or otherwise modified from time to time (subject to any applicable restrictions in the Loan Documents).
Section 1.3    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time and as applied by the accounting entity to which they refer; provided, that if Borrower notifies Lender that Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if Lender notifies Borrower that Lender requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
ARTICLE II
THE LOAN
Section 2.1    The Loan. Subject to the terms and conditions hereof, Lender agrees to loan $37,009,927 (the “Loan”) to Borrower. Upon satisfaction or waiver of the conditions precedent specified in Section 6.1, Lender shall transfer the proceeds of the Loan pursuant to the Flow of Funds Memorandum. The Loan shall be allocated and disbursed as follows:
(a)    On the Closing Date, Lender shall disburse the amount of $19,884,171 to Borrower with respect to the portion of the Property leased pursuant to the Athos I Lease, less the amount of $4,290,967, of which $527,894 shall be deposited into the Rent Reserve Account and $3,763,073 shall be deposited into the Holdback Reserve Account pursuant to the Depositary Agreement.
(b)    On the Closing Date, Lender shall disburse the amount of $17,125,756 to Borrower with respect to the portion of the Property leased pursuant to the Athos II Lease, less the amount of $3,587,585, of which $347,393 shall be deposited into the Rent Reserve Account and $3,240,192 shall be deposited into the Holdback Reserve Account pursuant to the Depositary Agreement.

Section 2.2    Note. The Loan made by Lender shall be evidenced by the Note, and the Note shall be due and payable in accordance with this Agreement. The Loan and interest accruing thereon shall be evidenced by the accounts and records of Lender, which accounts and records shall be conclusive, absent manifest error.
ARTICLE III
COLLATERAL
Section 3.1    Collateral Generally; Security Interest. Lender has agreed to make the Loan to Borrower subject to Borrower granting Lender a prior, first, and superior continuing, and continuous security interest in the Collateral (subject to Permitted Liens), which Collateral shall constitute security and collateral for all of the indebtedness of Borrower to Lender, including all of the Obligations incurred pursuant to this Agreement and the other Loan Documents, and more fully evidenced by this Agreement and the Security Documents.
Section 3.2    Revenue Account. Borrower shall direct Lessee to make all payments due under the Leases directly to the Revenue Account. If Borrower, any Related Party or any other Person acting for or in concert with Borrower shall receive any monies, checks, notes, drafts or other payments in respect of Lease Revenues or otherwise relating to or as proceeds of the Leases or other Collateral (other than distributions permitted by the Depositary Agreement), Borrower shall, and shall cause each such Related Party or Person to, immediately upon receipt thereof, remit the same (or cause the same to be remitted) to the Revenue Account. Borrower agrees that all payments made to the Revenue Account or otherwise received by Lender (which shall be promptly deposited by Lender into the Revenue Account), whether in respect of a Lease or as proceeds of other Collateral or otherwise, will be applied in accordance with the provisions of the Depositary Agreement. Borrower agrees to pay all reasonable and documented fees, costs and expenses which Lender incurs in connection with opening and maintaining the Accounts and depositing for collection by Lender any check or other item of payment received by Lender on account of the Obligations. All of such fees, costs and expenses shall constitute Obligations hereunder and shall be payable to Lender by Borrower within three (3) Business Days after written demand therefor. For the purpose of this Section 3.2, Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower’s true and lawful attorney and agent-in-fact (i) to endorse Borrower’s name upon such items of payment and/or proceeds of Collateral; and (ii) to take control in any manner of any item of payment or proceeds thereof, in each case of the foregoing clauses (i) and (ii), solely for the purpose of facilitating deposits of such funds received by Lender to the Revenue Account.
Section 3.3    Pledge. Subject in all respects to the Deed of Trust and the rights of Lessees under the Leases, as security for the payment and performance of the Obligations, Borrower hereby conveys, mortgages, pledges, assigns and grants to Lender a continuing and unconditional first priority security interest (subject to Permitted Liens) in and to and a Lien on all of Borrower’s right, title and interest in and to the following property, wherever located, whether now owned or in the future acquired, and whether now existing or in the future coming into existence (all of the following, but subject to the exclusions listed in Section 3.4, collectively, the “Collateral”):
(a)    the Property, the Leases, and the Lease Revenues;
(b)    the Accounts;
(c)    all equity interests in any other Person now or hereafter owned by Borrower, together with all certificates evidencing the same;
(d)    all shares, partnership interests, membership interests, securities, monies or property representing a dividend on any of the items described in clause (c), or representing a distribution or return of capital upon or in respect of the items described in clause (c), or resulting from a split-up, revision, reclassification or other like change of the items described in clause (c) or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the items described in clause (c);
(e)    in the event of any consolidation or merger in which any Person identified in clause (d) is not the surviving Person, all equity interests of any class or character in the successor Person (unless that successor Person is Borrower itself) formed by or resulting from that consolidation or merger;
(f)    all rights, privileges, authority and power of Borrower under the applicable Organizational Documents of each Person identified in clause (d) above;
(g)    all Proceeds (as defined in the UCC), products, accessions, rents, profits and other payments now or hereafter due and payable with respect to any of the Collateral;
(h)    all books and records (including customer lists, credit files, printouts and other computer output materials and records) of Borrower pertaining to any of the Collateral;
(i)    all claims of Borrower for damages arising out of, or for any breach or default relating to, the items described in clause (c);
(j)    (i) all equipment, whether or not titled to Borrower, (ii) all casualty insurance proceeds, and (iii) the following: (A) the Accounts and all funds and financial assets from time to time credited thereto, and all certificates and instruments, if any, from time to time representing or evidencing such accounts; and (B) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral;
(k)    all accounts (including the Accounts), instruments, documents, chattel paper (whether tangible chattel paper or electronic chattel paper), goods

(including inventory, equipment, fixtures and motor vehicles), payment intangibles, software and other general intangibles and all letter-of-credit Rights;
(l)    all investment property, financial assets and securities accounts not covered by clause (k);
(m)    all registered intellectual property;
(n)    all payment intangibles, software and all other general intangibles whatsoever not covered by the preceding clauses of this Section 3.3;
(o)    all commercial tort claims;
(p)    each and every easement and right-of-way in favor of Borrower;
(q)    all other tangible and intangible property of Borrower, including all books, correspondence, credit files, records, invoices, tapes, cards, computer runs and other papers and documents in the possession or under the control of Borrower or any computer bureau or service company from time to time acting for Borrower;
(r)    all of Borrower’s contractual obligations; and
(s)    all other property described in any Security Document or herein as security for any Obligations, and all other property that now or hereafter secures (or is intended to secure) any Obligations pursuant to the terms hereof and of any Security Documents; and
(t)    all Proceeds and products in whatever form of all or any part of the other Collateral, including all rents, profits, income and benefits and all proceeds of insurance and all condemnation awards and all other compensation for any event of loss with respect to all or any part of the other Collateral (together with all rights to recover and proceed with respect to the same), and all accessions to, substitutions for and replacements of all or any part of the other Collateral;
provided, that, for the avoidance of doubt, in the event of any conflict between the foregoing clauses (a)-(t) and the Deed of Trust or the rights of Lessees under the Leases, the Deed of Trust or the rights of Lessees under the Leases, as applicable, shall control in all respects.
Section 3.4    Excluded Collateral. If any agreement or similar rights that by their terms or by operation of Applicable Law would become void, voidable, terminable or revocable or in respect of which Borrower would be deemed to be in breach or default thereunder if pledged or assigned hereunder or if a security interest therein were granted hereunder, such agreement or similar right, as applicable, is expressly excepted and excluded from the Collateral to the extent necessary to avoid such voidness, voidability, terminability, revocability, breach or default. The Collateral shall not include the Excluded Collateral.

ARTICLE IV
INTEREST, FEES AND CHARGES
Section 4.1    Interest.
4.1.1    The Loan shall bear interest on the unpaid principal amount thereof from the Closing Date through repayment (whether by acceleration or otherwise) thereof payable on each Payment Date at the Interest Rate. In computing interest on the Loan, the Closing Date or the last Payment Date shall be included (as applicable), and the date of payment shall be excluded.
4.1.2    If an Event of Default has occurred and is continuing, if Lender in its sole discretion so elects, the Obligations, including any interest payments on the Loan and any fees or other amounts outstanding hereunder, shall during the occurrence and continuation of such Event of Default bear interest (including post-petition interest in any proceeding under applicable Bankruptcy Law or other applicable laws) at a rate in lieu of the rate otherwise payable, equal to the Default Rate, payable on written demand to Lender. Borrower acknowledges that the cost and expense to Lender due to an Event of Default are difficult to ascertain and accordingly that the Default Rate is fair and reasonable compensation.
4.1.3    Interest shall accrue on the Loan from the Closing Date or the date on which the applicable Obligation is incurred or payable, as applicable, until paid in full by Borrower. Unpaid interest accrued on the Loan shall be due and payable by Borrower, (i) on the fourth (4th) day of each calendar month (or the first (1st) Business Day thereafter if such day is not a Business Day) during the term hereof (each, a “Payment Date”) beginning on the date that is one (1) month after the date hereof; (ii) on any date of prepayment, with respect to the principal amount of the Loan being prepaid; and (iii) on the Maturity Date. All computations of fees and interest shall be made on the basis of a three hundred sixty (360)-day year and actual days elapsed. Notwithstanding the foregoing, any amount not paid on the Payment Date when due shall accrue interest at the Default Rate and such accrued interest shall be due and payable upon written demand from Lender to Borrower.
Section 4.2    Fees and Expenses.
4.2.1    Borrower shall pay the reasonable and documented fees and expenses of the Depositary and the reasonable and documented out-of-pocket third-party fees, costs, and expenses of the Depositary and Lender incurred in connection with administering, monitoring and maintaining the Loan and the Collateral, on a timely basis; provided, that each party shall pay its respective attorneys’ fees and expenses incurred in connection with the initial documentation and negotiation of this Agreement and the other Loan Documents and the closing and funding of the Loan. In addition to the foregoing, Borrower shall also pay the reasonable and documented expenses and reasonable and documented legal fees of Lender actually incurred in connection with all amendments or modifications thereto from time to time requested by Borrower, and in connection with any request of Borrower hereunder for Lender’s consent or approval to any action that Borrower desires to take or document or instrument that Borrower desires to execute, but excluding any attorneys’ fees or expenses incurred by Lender in connection with estoppel certificates requested by Lender for Lender’s own lenders or equity owners (as to which Lender shall pay its own legal costs, but not Borrower’s or any Lessee’s).
4.2.2    Notwithstanding anything to the contrary:
(a)    Lender shall pay the following costs and expenses: (i) all premiums and other costs of the title insurance policies issued to Lender that are not paid by Borrower pursuant to clause (b) below (including any endorsements to such title insurance policies) and any intangibles or mortgage recording or similar taxes related to Lender’s own loan or security instruments (if any); and (ii) one-half (1/2) the cost of the Title Insurer acting in its capacity as escrow agent and the recording costs for the Deed of Trust; and
(b)    Borrower shall pay the following costs and expenses: (i) one-half (1/2) the cost of the Title Insurer acting in its capacity as escrow agent and the recording costs for the Deed of Trust; (ii) the premiums for each standard coverage lender’s title insurance policy issued to Lender; (iii) all documentary transfer, land transfer, stamp, sales and other taxes related to the Loan transaction (excluding, however, any such taxes relating to Lender’s own financing, if and as applicable); (iv) reliance letters for Phase I environmental site assessments for the Projects; and (v) the cost of any additional third- party studies, reports, surveys, or certifications that are reasonably necessary for Lender to complete its review of the Property and/or are required by the Title Insurer for the issuance of the title insurance policies to Lender.
ARTICLE V
PAYMENTS AND TAXES
Section 5.1    General Payment Provisions.
5.1.1    General. All payments to be made by Borrower pursuant to the Loan Documents shall be made free and clear of, and without condition or deduction for, any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Lender. All payments received by Lender after 1:00 p.m. (New York, New York time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
5.1.2    Payments Accompanied by Interest. All payments in respect of the principal amount of the Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of the Loan on a date when interest is due and payable with respect to the Loan) shall be applied to the payment of interest then due and payable before application to principal. Without limiting the generality of the foregoing, the amount of interest due and payable, and the due date therefor, in respect of each scheduled principal repayment set forth on the Payment Schedule shall be the amount and date, respectively, as set forth on such Payment Schedule for the payment of interest.
5.1.3    Repayment of Loan. The principal amount of the Loan shall be repaid as follows: (i) on each Payment Date in the amount set forth in the Payment Schedule corresponding to such Payment Date; and (ii) any remaining amount as well as all other amounts due and payable under the Loan Documents shall be due and payable on the Maturity Date, in each case, unless payment is sooner required or accelerated pursuant to this Agreement in which case all Obligations shall be due and payable on such sooner or accelerated date.
5.1.4    Prepayments.
(a)    Mandatory Prepayment. Borrower shall prepay all or the ratable portion of the Loan (i.e., the principal portion of the Note determined by the ratio of the aggregate Basic Ground Rent (as defined in the each Lease) payable under the applicable Lease during the Lease Term (as defined in each Lease) to the aggregate Basic Ground Rent payable under the Leases during the Lease Term (as defined in each Lease)) no later than five (5) days following the termination of a Lease prior to the end of the Lease Term solely due to a condemnation event (as described in Section 14.1 of the Lease), by paying a prepayment price equal to (x) one hundred five percent (105%) of the outstanding principal amount of the Note, plus (y) accrued but unpaid interest on the Note to the date on which the Note is to be prepaid and all other Obligations then outstanding, plus (z) the present value of the remaining scheduled payments of interest on the Note to the date that is the earlier of (x) ten (10) years after the date upon a payment pursuant to this Section 5.1.4(a) becomes payable and (y) the Maturity Date, discounted to the date on which the Note is to be prepaid in accordance with accepted financial practice and at a discount rate equal to four and ninety-five hundredths percent (4.95%).
(b)    Optional Prepayment. So long as no Event of Default has occurred and is then continuing, Borrower may prepay all of the Loan at any time by paying the Termination Amount plus all other Obligations then due and payable.
Section 5.2    Taxes.
5.2.1    Payment Free of Taxes.
(a)    Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of Borrower or any other applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by Borrower or any other applicable withholding agent, then Borrower or such other applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.2), Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Laws.
5.2.2    Indemnification by Borrower. Borrower shall indemnify each Indemnitee, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes (including the Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.2) paid by Lender, or required to be withheld or deducted from a payment to Lender, and any reasonable expenses arising therefrom or with respect thereto. A certificate as to the amount of such payment or liability delivered to Borrower by Lender shall be conclusive absent manifest error.
5.2.3    Indemnification by Lender. Lender shall indemnify Borrower, within ten (10) Business Days after written demand therefor, for any Taxes attributable to Lender’s failure to comply with the provisions of Section 11.7 relating to the maintenance of a Participant Register.
5.2.4    Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 5.2, Borrower shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.
5.2.5    Status of Lender.
(a)    To the extent Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, Lender shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding; provided, that Lender is legally entitled to complete, execute and deliver such documentation. In addition, Lender, if reasonably requested by Borrower, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower as will enable Borrower to determine whether or not Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two (2) sentences, the completion, execution and submission of such documentation (other than such documentation set forth in (or contemplated by) Section 5.2.5(b)) shall not be required if, in Lender’s reasonable judgment, such completion, execution or submission would subject Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Lender.

(b)    If a payment made to Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Lender shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with its obligations under FATCA and to determine that Lender has complied with Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 5.2.5(b), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(c)    Prior to the Closing Date (and at such other times as Borrower may reasonably request from time to time), Lender shall deliver to the Borrower an executed copy of IRS Form W-9 certifying that Lender is exempt from U.S. federal backup withholding tax.
(d)    Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.
(e)    Notwithstanding anything to the contrary in this Agreement, for purposes of this Section 5.2.5, the term “Lender” shall include any person who has a direct or indirect interest in the Loan.
5.2.6    Treatment of Certain Refunds. If Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.2 (including by the payment of additional amounts pursuant to this Section 5.2), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.2 with respect to the Taxes giving rise to such refund), net of all reasonable and documented out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 5.2.6 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.2.6, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.2.6 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 5.2.6 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
5.2.7    Survival. Each party’s obligations under this Section 5.2 shall survive any assignment of rights by, or the replacement of, Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all Obligations under any Loan Document until thirty (30) days after the applicable statute of limitations for all Indemnified Taxes has expired.
ARTICLE VI
CONDITIONS PRECEDENT
Section 6.1    Conditions Precedent. The closing and effectiveness of this Agreement and the obligation of Lender to make the Loan hereunder is subject to the determination by Lender that the following conditions precedent have been satisfied or waived by Lender (the date such conditions precedent are so satisfied or waived being referred to as the “Closing Date”):
6.1.1    Resolutions. Delivery to Lender of a copy of one (1) or more resolutions or other authorizations, in form and substance reasonably satisfactory to Lender, of Borrower, certified as of the Closing Date by a Responsible Person of Borrower as being true, complete, in full force and effect on the Closing Date and not amended, modified, revoked or rescinded, authorizing, as applicable and among other things, the borrowing of the Loan herein provided for, the granting of the Liens under the Security Documents and the execution, delivery and performance of this Agreement, the other Operative Documents and any instruments or agreements required hereunder or thereunder to which Borrower is a party.
6.1.2    Incumbency. Delivery to Lender of a certificate, in form and substance reasonably satisfactory to Lender, from Borrower, signed by the appropriate authorized officer or manager of Borrower and dated as of the Closing Date, as to the incumbency and specimen signature of each natural Person authorized to execute and deliver this Agreement, the other Loan Documents and any instruments or agreements required hereunder or thereunder to which Borrower is a party, including those certificates to be delivered by Borrower pursuant to this Article VI.
6.1.3    Organizational Documents. Delivery to Lender, in each case, in form and substance reasonably satisfactory to Lender and certified by a Responsible Person of Borrower as being true, correct and complete on the Closing Date, of (a) copies of the certificate of formation, charter or other state-certified constituent documents of Borrower and each Lessee, certified as of the Closing Date by the secretary of state of Borrower’s and such Lessee’s state of organization, and (b) copies of the bylaws, limited liability company operating agreement, partnership agreement or other comparable operating documents, if applicable, of Borrower and each Lessee.
6.1.4    Good Standing Certificates; Certificates of Existence. Delivery to Lender of certificates (in so-called “long-form” if available) issued by the secretary of state of the state in which Borrower and each Lessee is formed or incorporated, as applicable, certifying that Borrower and each Lessee, as applicable, is in good standing and is qualified to do business, and has paid all franchise taxes or similar taxes due to the applicable Governmental Authorities.
6.1.5    Operative Documents. Delivery to Lender of: (a) counterparts to this Agreement and each other Loan Document, all of which shall (i) have been duly authorized, executed and delivered by Borrower and in form and substance reasonably satisfactory to Lender, and (ii) be in full force and effect and accompanied by a certificate of Borrower certifying to the foregoing in accordance with Section 6.1.6; (b) an original Note, duly executed by Borrower; (c) true and correct copies of each Lease; and (d) the Flow of Funds Memorandum, in form and substance reasonably satisfactory to Lender.
6.1.6    Collateral Requirements. Delivery to Lender of evidence reasonably satisfactory to Lender that Borrower has taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, in each case, as reasonably requested by Lender, and made or caused to be made all such filings and recordings that may be necessary or, in the opinion of Lender, desirable in order to create in favor of Lender a valid and (upon such filing and recording) perfected first priority Lien (subject to Permitted Liens) in Borrower’s rights, title and interest in and to the Collateral. Such actions shall include delivery to Lender of:
(a)    UCC financing statements in appropriate form for filing under the UCC, and, where appropriate, fixture filings and transmitting utility filings, and such other documents under applicable Governmental Judgments and Organizational Documents in each jurisdiction as may be necessary or appropriate or, in the opinion of Lender, desirable to perfect the first priority Liens created, or purported to be created, by the Security Documents; (i) certified copies of UCC, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a date no less recent than ten (10) Business Days before the Closing Date or as otherwise acceptable to Lender listing all effective financing statements, lien notices or comparable documents that name Borrower as debtor and that are filed in state and county jurisdictions in which any property of Borrower is located and the state and county jurisdictions in which Borrower is organized or maintains its principal place of business and such other searches that Lender deems necessary or appropriate, none of which encumbers the Collateral covered or intended to be covered by the Security Documents (other than Permitted Liens) showing that upon due filing or recordation (assuming such filing or recordation occurred on the date of such respective reports), as the case may be, the security interests created under the Security Documents, with respect to the Collateral, will be prior to all other financing statements, fixture filings or other security documents wherein the security interest is perfected by filing or recording in respect of the Collateral, and (ii) UCC termination statements duly executed (if required) by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements, fixture filings or other security documents disclosed in such search (other than any such financing statements, fixture filings or other security documents in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement); and

(b)    evidence reasonably satisfactory to Lender of payment or arrangements for payment by Borrower of all applicable recording taxes, stamp duties, registration fees or charges, filing costs and other similar expenses, if any, required to be paid in connection with the execution, delivery or filing of, or the perfection of, any Loan Document or otherwise in connection with the Collateral.
6.1.7    Legal Opinions. Delivery to Lender of the legal opinions of counsel to Borrower, addressed to Lender and in form and substance reasonably satisfactory to Lender, with respect to the transactions contemplated hereby.
6.1.8    Anti-Terrorism Compliance. At least five (5) Business Days prior to the Closing Date, Lender shall have received all reasonable documentation and other information relating to Borrower requested by Lender related to anti-terrorism compliance, “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, in form and substance reasonably satisfactory to Lender.
6.1.9    Investment Committee Approval. Lender shall have received investment committee approval to consummate the transactions contemplated under the Loan Documents.
6.1.10    Insurance. Insurance complying with terms of this Agreement and the Leases, together with a certificate from Borrower, dated as of the Closing Date, attaching true, correct and complete copies of all insurance certificates evidencing all insurance policies required to be maintained under Section 8.1.13.
6.1.11    Real Estate Requirements.
(a)    Delivery to Lender of the Lessee Estoppel Certificates and such other consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as are necessary to consummate the transactions hereunder contemplated or as shall reasonably be deemed necessary by Lender in order for Borrower to allow the Lien contemplated by the Deed of Trust with respect to the Property (subject to Permitted Liens).
(b)    Title Insurer shall have confirmed that Title Insurer is irrevocably committed to issue to Lender the Title Policy in an amount equal to the original principal amount of the Loan insuring that Lender has a good, valid and enforceable first priority Lien of record on the Property (subject to Permitted Liens), which Title Policy shall include such endorsements as Lender may reasonably request and otherwise be in form and substance reasonably satisfactory to Lender and contain no exceptions (printed or otherwise) other than those approved by Lender or that constitute Permitted Liens.
(c)    Delivery to Lender of an ALTA/NSPS survey of the Property for each Project in form and substance satisfactory to Lender and Title Insurer and certified to Lender and Title Insurer, showing the locations of such Project and other improvements constructed or to be constructed on Property and otherwise sufficient for

Title Insurer to delete all standard survey exceptions from the Title Policy for such Project.
(d)    Delivery to Lender of a reliance letter of each Environmental Consultant and one (1) or more Environmental Reports in respect of the Property, each in form and substance reasonably satisfactory to Lender.
6.1.12    Third-Party Approvals. Lender shall have received all information and copies of all documents and copies of any approval by any Person (including any Governmental Authority) required in connection with any transaction contemplated in any Loan Document, including the written consent of Development Loan Lender with respect to the transactions contemplated hereunder pursuant to the Development Loan Agreement (the “Development Loan Consent”).
6.1.13    No Liens. There has not been filed with or served upon Borrower or any Collateral (or any part thereof) notice of any Lien, claim of Lien or attachment upon or claim affecting the right to receive payment of any of the monies payable to any of the Persons named on such request which has not been released, other than Permitted Liens.
6.1.14    Absence of Litigation. Other than the Garg Matter, there are no actions, suits or proceedings by or before any Governmental Authority or arbitrator pending or threatened in writing (a) by or against Borrower or, to the Knowledge of Borrower, any Affiliate of Borrower or (b) that relate to the Collateral.
6.1.15    Payment of Fees. Borrower shall have paid in full all Taxes (other than, for the avoidance of doubt, any Excluded Taxes), fees and other costs due and owing from Borrower (including under Section 4.2) pursuant to the Loan Documents in connection with the transactions and the execution, delivery, recordation and filing of the documents and instruments contemplated by the Loan Documents due on or before the Closing Date.
6.1.16    Representations and Warranties. Each representation and warranty of Borrower under the Loan Documents shall be true and correct on and as of the Closing Date.
6.1.17    No Default or Event of Default. At the time of and immediately after giving effect to the Loan and the transactions contemplated hereby, Borrower shall be in compliance in all material respects with all the terms and provisions set forth in each Loan Document to which it is a party and each other Operative Document to which it is a party on its part to be observed or performed, and no Default or Event of Default exists and is continuing or shall occur as a result of any of the transactions consummated as of the Closing Date.
6.1.18    Legality. No Applicable Law exists which would make the Loan, or the securing of the Loan by the Collateral, or any other aspect of the transactions contemplated herein, illegal, or which would subject Lender or any Related Party to any penalties, sanctions or fines.

6.1.19    No Material Adverse Effect. No event, circumstance or condition shall have occurred and be continuing or shall occur after giving effect to the transactions contemplated hereby (and Lender shall not have become aware of any such facts or conditions not previously known) that constitutes or could reasonably be expected to result in a Material Adverse Effect.
6.1.20    Payment Instruction. Borrower shall have provided to each Lessee an instruction pursuant to Section 5.3 of each Lease instructing each Lessee to deposit all amounts payable pursuant to such Lease into the Revenue Account and stating that such instruction shall be irrevocable without consent of Lender, in each case, countersigned by the applicable Lessee (the “Payment Instructions”) or each of the Lessee Estoppel Certificates shall include an acknowledgement and agreement.
ARTICLE VII
REPRESENTATIONS AND WARRANTIES
Borrower makes the following representations and warranties to and in favor of Lender as of the date hereof, all of which shall survive the execution and delivery of this Agreement, the Closing Date and the making of the Loan:
Section 7.1    Organization.
7.1.1    Borrower is (a) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (b) is duly qualified as a foreign entity, and is in good standing, in each jurisdiction in which such qualification is required by Applicable Law.
7.1.2    Borrower has all requisite limited liability company power and authority to (a) own or hold under lease the property it purports to own or hold under lease, (b) carry on its business as is being conducted, (c) execute, deliver and perform each Operative Document to which it is a party, and (d) take each action as may be necessary to consummate the transactions contemplated hereunder and thereunder.
Section 7.2    Authorization; No Conflict. The execution, delivery and performance by Borrower of the Operative Documents to which it is a party are within its limited liability company power, authority and legal right and have been duly authorized by all necessary action. Borrower has duly executed and delivered each Operative Document to which it is a party and neither its execution and delivery thereof nor its consummation of the transactions contemplated thereby nor its compliance with the terms thereof (a) does or will contravene its Organizational Documents or any Governmental Judgment applicable to or binding on it or any of its properties, (b) does or will contravene or result in any breach of or constitute any default under, or result in or require the creation of any Lien (other than Permitted Liens) upon any of its property under, any agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected that could reasonably be expected to result in a Material Adverse Effect, (c) subject to the receipt of the Development Loan Consent as contemplated herein, does or will violate or result in a default under any indenture, credit agreement, loan, lease or other agreement or instrument binding upon it or its properties that could reasonably be expected to result in a Material Adverse Effect, or (d) does or will require the consent or approval of any Person, and with respect to any Governmental Authority, does or will require any registration with, or notice to, or any other action of, with or by any applicable Governmental Authority, in each case, which has not already been obtained or made or which is not required until a later date and is reasonably expected to be obtained on or prior to such date and disclosed to Lender.
Section 7.3    Enforceability. Except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), (a) each of the Operative Documents to which Borrower is a party is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, and (b) each of the Leases is a legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with their respective terms.
Section 7.4    Compliance with Law. There are and have been no material violations by Borrower of any Applicable Law (including Environmental Laws). None of the execution, delivery or performance of any of the Operative Documents, nor the consummation of any of the transactions contemplated thereby, will (a) materially contravene or violate any Applicable Law with respect to Borrower, (b) violate any other Operative Document, or (c) result in or require the creation or imposition of any Lien (other than Liens created or permitted under the Loan Documents, including Permitted Liens) on any of the Collateral. No written notices of any material violation of any Applicable Law (including Environmental Laws) relating to the Property have been issued or received by Borrower.
Section 7.5    Proceeds; Brokers.
7.5.1    Other than as disclosed by Borrower to Lender in writing, Borrower does not have any obligation to any Person in respect of any finder’s, broker’s or investment banking fee with respect to the Operative Documents or the transactions contemplated thereby or under any other agreement, document or instrument with any Person, other than fees payable under this Agreement.
7.5.2    No proceeds of the Loan will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Exchange Act.
Section 7.6    Adverse Change. To the Knowledge of Borrower, there is no fact which has had or could reasonably be expected to have a Material Adverse Effect.
Section 7.7    Investment Company Act. Borrower is not an “investment company” or a company “controlled by” an “investment company,” each within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.
Section 7.8    ERISA. Either (a) there are no ERISA Plans or Multiemployer Plans for Borrower or (b) there are ERISA Plans or Multiemployer Plans for Borrower and each of the following is true: (i) Borrower has fulfilled its obligations (if any) under the applicable minimum funding standards of ERISA and the Code for each ERISA Plan, (ii) each such ERISA Plan is in compliance in all material respects with the currently applicable provisions of ERISA, the Code and other Applicable Law, (iii) Borrower does not have any liability to the PBGC or an ERISA Plan or Multiemployer Plan under Title IV of ERISA (other than liability for contributions due but not delinquent or premiums due in the ordinary course), and (iv) Borrower has not incurred, or does not reasonably expect to incur, any liability (and no event has occurred which with the giving of notice under Section 4219 of ERISA would reasonably be expected to result in such liability) under Section 4201 of ERISA. Borrower’s assets do not constitute assets of an employee benefit plan within the meaning of 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA.
Section 7.9    Permits. Borrower has obtained, or caused to be obtained, all material Permits required for its current or proposed use of the Property, and all such Permits remain in full force and effect and are not subject to any administrative or judicial appeal period and all such periods have expired. There is no proceeding pending or, to the Knowledge of Borrower, threatened in writing which could reasonably be expected to (a) rescind, terminate or suspend any such material Permit, or (b) modify, condition or otherwise alter any such material Permit in any material manner.
Section 7.10    Hazardous Substances.
7.10.1    There is no pending or, to the Knowledge of Borrower, threatened action, suit or proceeding under any Environmental Law by any Governmental Authority or any other Person to which Borrower or any Lessee is or, to the Knowledge of Borrower, would reasonably be expected to be named as a party, which could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.
7.10.2    (a) There is no consent decree or other decree, consent order, judicial order to which Borrower or any Lessee is a party, or other similar binding judicial requirements applicable to Borrower or such Lessee outstanding under any Environmental Law, and (b) none of Borrower nor any Lessee has received any written claim or notice of violation, alleged violation, noncompliance, liability or potential liability under any Environmental Law, nor does Borrower have Knowledge that any such action is being contemplated, considered or threatened based on communications transmitted to the Borrower from the party threatening the action.
7.10.3    As of the Closing Date, there are no material environmental reports, investigations, studies, audits, reviews or other environmental analyses conducted by or which are in the possession of Borrower or any Lessee in relation to the use, storage or presence of Hazardous Substances at or on the Property which have not been provided to the Lender.
Section 7.11    Litigation. No action, litigation, suit or proceeding before or by any court, arbitrator or other Governmental Authority is pending or, to the Knowledge of Borrower, threatened in writing by or against Borrower or any Lessee or related to the Collateral, except with respect to the Garg Matter.

Section 7.12    No Labor Disputes; Force Majeure. Neither the business nor the properties of Borrower are currently affected by any fire, explosion, accident, strike, “force majeure” or similar term (as defined in any Operative Document), lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, epidemic or pandemic, or other casualty (whether or not covered by insurance), in each case, which could reasonably be expected to have a Material Adverse Effect.
Section 7.13    Leases. Borrower has delivered complete and accurate copies of the Leases to Lender. Such Leases are in full force and effect and Borrower is in compliance with the terms of the Leases.
Section 7.14    Taxes.
7.14.1    All material federal, state, local and foreign tax returns, information statements and reports that are required to be filed by or with respect to Borrower have been timely filed and all material assessments, fees and other governmental charges required to be paid by or with respect to Borrower have been timely paid (other than Taxes, if any, that it is contesting in good faith and by appropriate proceedings in accordance with the requirements of Section 8.1.14). There are no material Liens for Taxes (other than Permitted Liens) on any assets of Borrower and no unresolved written claim has been asserted with respect to any material Taxes of Borrower. No waiver or agreement by Borrower is in force for the extension of time for the assessment or payment of any material Tax, and no request for any such extension or waiver is currently pending. There is no pending or, to the Knowledge of Borrower, threatened audit or investigation by any Governmental Authority with respect to any material Taxes of Borrower. Borrower is not a party to or bound by any tax sharing arrangement with any Person (other than to the extent tax sharing is contemplated by the Leases or by any Loan Document).
7.14.2    Borrower does not presently intend to treat the Loan (including the incurrence thereof) as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), and Borrower has not engaged in any “listed transaction” as defined in Treasury Regulation section 1.6011-4 or made any disclosure under Treasury Regulation section 1.6011-4.
Section 7.15    Regulation U, Etc. Borrower is not engaged principally, or as one of its principal or important activities, in the business of extending credit for the purpose of “buying,” “carrying” or “purchasing” any “margin stock” (each as defined in Regulation T, U or X of the Federal Reserve Board, each as now and from time to time hereafter in effect), and no part of the proceeds of the Loan will be used whether directly or indirectly, and whether immediately, incidentally or ultimately, for the purpose of “buying,” “carrying” or “purchasing” any such margin stock or for any other purpose that entails a violation of, or that is inconsistent with, the provisions of Regulation T, U or X.
Section 7.16    No Debt. Except for the obligations (x) under the Operative Documents to which it is a party and (y) under the Development Loan Agreement, Borrower does not have any Debt.
Section 7.17    No Default. No Default or Event of Default has occurred and is continuing.

Section 7.18    Organizational Identification Number. Borrower’s organizational identification number as reflected in the records of the Secretary of State of the State of Delaware is 7532107.
Section 7.19    Title and Liens. Borrower has good, legal and valid title to all Collateral, free of all Liens other than Permitted Liens.
Section 7.20    Flood Zone. The Property does not and will not include “improved real estate” (as such term is used in the Flood Disaster Protection Act of 1973, as amended) located in an area that has been identified by the Federal Emergency Management Agency as an area having special flood or mudslide hazards.
Section 7.21    Insurance. All insurance policies then required to be maintained by Borrower, or to the Knowledge of Borrower, by any Lessee, hereunder or pursuant to the terms of any Lease, are in full force and effect, and all premiums then due and payable have been paid.
Section 7.22    Collateral. The respective Liens and security interests granted to Lender pursuant to the Security Documents constitute as to personal property included in the Collateral a valid first priority security interest under the UCC (subject to Permitted Liens) and the security interest granted to Lender pursuant to the Security Documents in the Collateral consisting of personal property has been perfected, in each case, with respect to any property that can be perfected by filing, and upon the filing of financing statements in the appropriate secretary of state’s office will be, as to Collateral perfected under the UCC or otherwise as aforesaid, superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of Lien of any type, assignment or otherwise, except Permitted Liens. All such action as is necessary to establish and perfect Lender’s rights in and to existing Collateral has been taken to the extent Lender’s security interest can be perfected by filing, including any recording, filing, registration, giving of notice or other similar action.
Section 7.23    Real Estate.
7.23.1    Borrower has obtained and possesses all rights and interests in real estate, together with necessary licenses and Permits required for Borrower’s current use of the Property, necessary for performance in full of Borrower’s obligations under the Operative Documents by which Borrower or its assets are bound.
7.23.2    Borrower owns and possesses good and valid fee title in and to the Property free and clear of all Liens other than Permitted Liens.
7.23.3    The Deed of Trust is a valid first priority Lien (subject to Permitted Liens) on the Property encumbered thereby, free and clear of all Liens, encumbrances and exceptions to title whatsoever, other than Permitted Liens.
7.23.4    With regard to each of the Leases, (a) each such Lease is valid and effective against Borrower and the Lessees, in accordance with the terms thereof, (b) neither Borrower nor any Lessee is in breach or default under such Lease in any material respect, (c) no event or circumstance has occurred or currently exists which, with notice or lapse of time or both, would become a default by Borrower or any Lessee, and (d) Borrower has delivered a complete and accurate copy of each such Lease to Lender, including any amendments, modifications or supplements thereto.
7.23.5    No notice of default under any Lease has been delivered to Borrower or, to the Knowledge of Borrower, the counterparties thereto.
7.23.6    Borrower has not received written notice from any Governmental Authority of any pending or threatened proceeding to condemn or take by power of Eminent Domain or otherwise, by any Governmental Authority, all or any material part of the Property or any interest therein.
7.23.7    None of the Property is subject to or encumbered by any option, right of first refusal or other contractual right or obligation to sell, assign or dispose of such Property or any interest therein, other than pursuant to the Leases or as contemplated by Section 8.2.4.
7.23.8    The Loan is not being made (or, subsequent to the Closing Date, has not been made) for personal, family or household purposes.
7.23.9    The Property is not homestead property of Borrower or any of its Affiliates.
7.23.10    The Property is not used principally for agricultural or farming purposes.
Section 7.24    Anti-Terrorism Law.
7.24.1    To the Knowledge of Borrower, neither Borrower nor any Related Party is in violation of (i) any of the foreign assets control regulations of OFAC (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, (ii) Executive Order 13224, 66 Fed. Reg. 49079 (2001), issued by the President of the United States (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) (the “Executive Order”) or (iii) the anti-money laundering provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001, Public Law 107-56 (October 26, 2001) (the “Patriot Act”), amending the Bank Secrecy Act, 31 U.S.C. Section 5311 et seq., and any other applicable U.S. laws relating to terrorism or money laundering as amended from time to time (collectively, “Anti-Terrorism Laws”).
7.24.2    None of Borrower or any of its Related Parties, brokers or other agents acting or benefiting in any capacity in connection with the Loan is any of the following: (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a Person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a Person with which Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a Person that commits, threatens or conspires to commit or supports

“terrorism” as defined in the Executive Order; or (v) a Person that is named in any sanctions or designated persons list administered by OFAC or the U.S. Department of State.
7.24.3    None of Borrower or any of its Related Parties, brokers or other agents acting in any capacity in connection with the Loan (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Section 7.24.2 above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
Section 7.25    Solvency. Borrower is Solvent both before and after taking into account each of the transactions contemplated by the Loan Documents.
Section 7.26    Environmental Reports and Activities. (a) The Environmental Reports delivered pursuant to Section 6.1.11(d) each pertain to an environmental review of the Property that took place no more than one hundred eighty (180) days prior to the acquisition of the Property by the Borrower and (b) since the date of such environmental review, no material work at the Property with respect to the Project or otherwise has occurred that could reasonably be expected to alter any of the conclusions in such Environmental Reports.
ARTICLE VIII
COVENANTS
Section 8.1    Affirmative Covenants. Until the Discharge Date:
8.1.1    Lease Revenues. In addition to complying with the requirements of Section 3.2, Borrower shall (a) ensure all Lease Revenues received by it are applied in accordance with the terms of the Loan Documents and (b) shall not, without consent of Lender, revoke, attempt to revoke or take any other action in contravention of the Payment Instructions.
8.1.2    Payment.
(a)    Loan Documents. Borrower shall pay all sums due under the Loan Documents to which it is a party according to the terms hereof and thereof.
(b)    Other Obligations. Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent all of its material obligations under the Leases and all of its other material obligations of whatever nature and howsoever arising, except such as may be contested in good faith or as to which a bona fide dispute may exist, provided, that (i) adequate cash reserves have been established for the payment thereof in light of the nature and merits of the dispute and (ii) non-payment of such obligation pending the resolution of such contest or dispute will not result in a Material Adverse Effect.

8.1.3    Notices. Borrower shall promptly upon acquiring notice or giving notice (except as otherwise specified below), as the case may be, or promptly after obtaining Knowledge thereof, or in such other time frame as may be described below, give notice (with copies of any underlying notices, papers, files or related documentation) to Lender, accompanied by, or promptly followed by, a statement of a Responsible Person setting forth details of the occurrence referred to therein and stating what action, if any, Borrower proposes to take with respect thereto, of:
(a)    any litigation pending or, to the Knowledge of Borrower, threatened in writing, against Borrower involving claims (including Environmental Claims) against Borrower or affecting the Collateral in excess of $75,000 individually or involving any injunctive, declaratory or other equitable relief, such notice to include, if requested in writing by Lender, copies of all papers filed in such litigation and to be given monthly if any such papers have been filed since the last notice given;
(b)    any dispute or disputes for which written notice has been received by Borrower that may exist between Borrower and any Governmental Authority and which involve (i) claims against Borrower in excess of $75,000 individually; (ii) injunctive or declaratory relief; or (iii) revocation, material modification, or failure to renew any material Permit;
(c)    as soon as possible and in any event within three (3) Business Days after the occurrence thereof, any Default or Event of Default;
(d)    any material casualty, damage or loss, whether or not insured, through fire, theft, other hazard or casualty, or any act or omission of Borrower or any Lessee, their respective employees, agents, contractors or representatives acting in connection with the Property or Projects if such casualty, damage or loss could reasonably be expected to have a Material Adverse Effect;
(e)    any cancellation, suspension or material change in the terms, coverage or amounts of any insurance (regardless of whether such insurance is maintained by Borrower or a Lessee);
(f)    any termination (other than expiration in accordance with its terms) of, or material default of which Borrower has Knowledge or written notice thereof under, any Lease;
(g)    (i) with respect to the Property, any material noncompliance with any Environmental Law or any material Release, or material threat of Release, of Hazardous Substances that has resulted or could reasonably be expected to result in material personal injury or material property damage or to have a Material Adverse Effect or is required to be reported to any Governmental Authority under any Environmental Law, (ii) any pending or, to the Knowledge of Borrower, threatened in writing, Environmental Claim against Borrower or, to the Knowledge of Borrower, any of its Affiliates, contractors, lessees or any other Persons, arising in connection with their occupying the Property or conducting operations of any Project which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, or (iii) in the imposition of any Lien or any other restriction on the title, ownership or transferability of the Property.
(h)    any material written notices, reports or information given by, delivered to or received by Borrower from the parties to the Leases;
(i)    any proceeding or legislation by any Governmental Authority to expropriate, condemn, confiscate, nationalize or otherwise acquire compulsorily Borrower, all or any material portion of the Collateral, or all or any portion of Borrower’s business or assets (whether or not constituting an Event of Default);
(j)    any event of default under any Operative Document and any other contractual obligations of Borrower, which if not cured would have a Material Adverse Effect;
(k)    the occurrence of any event, condition, circumstance or change that has caused or evidences, individually or in the aggregate, the occurrence of any event having, a Material Adverse Effect;
(l)    (i) within ten (10) days prior to the occurrence of a Reportable Event with respect to any ERISA Plan; (ii) promptly, but in no event later than fifteen (15) days, after the complete or partial withdrawal of Borrower or any ERISA Affiliate from a Multiemployer Plan; (iii) promptly, but in no event later than five (5) days, after Borrower has Knowledge that the PBGC has instituted any proceedings to terminate any ERISA Plan or Multiemployer Plan or has taken action to appoint a trustee of any ERISA Plan under Section 4042 of ERISA; (iv) promptly, but in no event later than ten (10) days, after the occurrence of any event which could give rise to a lien in favor of the IRS or the PBGC under any ERISA Plan; (v) promptly, but in no event later than thirty (30) days, after Borrower has Knowledge that a Multiemployer Plan is in “critical” or “endangered” status within the meaning of Section 305 of ERISA, is insolvent or intends to terminate an ERISA Plan under Section 4041A of ERISA and (vi) promptly, but in no event later than ten (10) days prior to the date Borrower shall apply (or after Borrower has Knowledge that any ERISA Affiliate has applied) for a minimum funding waiver under Section 412 of the Code with respect to an ERISA Plan, a description thereof and copies of documents and materials related thereto;
(m)    any insurance claims by Borrower in excess of $75,000;
(n)    any Change of Control; and
(o)    (i) notices to proceed and completion and operation notices under the primary construction contracts for the Projects, (ii) notices of any defaults or breaches by any Lessee or material third party under any material contract for any Project and (iii) any other information relating to Borrower or the Property that Lender may reasonably request and that is in the possession or control of Borrower, any Lessee or which Borrower may obtain using commercially reasonable efforts.
8.1.4    Estoppel Statements.
(a)    After request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the date installments of interest and/or principal were last paid, (iv) that no Default or Event of Default has occurred and is continuing (or stating the nature of any Default or Event of Default known to Borrower), (v) any offsets or defenses to the payment of the Debt, if any, that are known to Borrower, and (vi) that the Note, this Loan Agreement, the Security Documents and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.
(b)    After request by Lender, Borrower shall within ten (10) Business Days (or within the period that is five (5) days after the date that a Lessee is required to deliver an estoppel certificate pursuant to its Lease) furnish Lender with estoppel certificates, in form and content satisfactory to Lender (or in form and content specified by the applicable Lessee’s Lease), from all Lessees specified by Lender. If any Lessee fails to provide such estoppel certificate, Borrower shall provide a lessor estoppel certificate to Lender with respect to the tenancy of such Lessee, in form and substance satisfactory to Lender.
8.1.5    Books, Records, Access. Borrower shall (a) maintain, or cause to be maintained, adequate books, accounts and records with respect to Borrower and the Borrower’s interest in the Property, in which full and correct entries shall be made of all financial transactions and the assets and business of Borrower; and (b) subject to requirements of Applicable Law, safety requirements and existing confidentiality restrictions imposed upon Borrower by any other Person, permit employees or agents of Lender at any reasonable times during normal business hours and upon reasonable prior notice to Borrower and upon not less than one (1) week’s notice (i) to inspect the Property, (ii) to examine or audit all of such Person’s books, accounts and records and make copies and memoranda thereof, (iii) to communicate with Borrower’s auditors outside the presence of Borrower, and (iv) to discuss the business, operations, properties and financial and other conditions of Borrower with officers and employees of Borrower and with their respective independent certified public accountants, provided, that Lender’s rights to inspect the Property shall be subject to all limitations and conditions placed on Borrower’s inspection rights under the applicable Lease.
8.1.6    Compliance with Laws, Permits and Governmental Judgments. Borrower shall promptly comply, or cause compliance, in all material respects with all Applicable Law, Permits and Governmental Judgments (including employment practices, terms and conditions of employment, wages and hours, equal employment opportunity or employee benefit plans, ERISA Plans and employee safety), and make such alterations (including, without limitation, to the Property) as may be required for such compliance.

8.1.7    Reports and Projections. Borrower shall:
(a)    Insurance. As soon as practicable after the receipt thereof, deliver to Lender notices of any material changes to the insurance coverage maintained by Borrower or a Lessee under its respective Lease, together with any certificates in connection therewith.
(b)    Collateral Updates. Promptly upon Lender’s request (but, so long as no Default or Event of Default has occurred and is then continuing, no more than one (1) per year), provide to Lender a certificate of a Responsible Person updating, as relevant, all information required pursuant to the Security Documents regarding perfection of Collateral or confirming that there has been no change in such information since the last prior date on which such information was provided.
(c)    New Documents. Promptly, but in no event later than five (5) Business Days after execution and delivery thereof, deliver to Lender a copy of any amendment, modification, supplement or assignment of any Lease, or any notice delivered pursuant to the terms of any Lease.
(d)    Organizational Documents. Promptly provide Lender copies of any Organizational Documents (delivered pursuant to Section 6.1.3) that have been materially amended or modified in accordance with the terms hereof and deliver a copy of any notice of default given or received by Borrower under any Organizational Document within ten (10) days after such Person gives or receives such notice.
(e)    Additional Information. Provide to Lender promptly upon request and at such times as Lender shall reasonably require such reports, statements, lists of property, accounts, budgets, forecasts and other information concerning (i) Borrower and the Property or (ii) a Lessee and its Project that are in Borrower’s possession or which Borrower may request from the applicable Lessee pursuant to the Leases upon Borrower’s receipt of the same from such Lessee.
8.1.8    Existence, Conduct of Business, Properties, Etc. Except as otherwise expressly permitted under this Agreement, Borrower shall (a) maintain and preserve its existence and all material rights, privileges and franchises necessary in the conduct of its business, (b) perform (to the extent not excused by force majeure events or the nonperformance of the other party and not subject to a good faith dispute) all of its material contractual obligations under the Leases, (c) maintain or cause to be maintained all Permits, except to the extent that any such failure to maintain could not reasonably be expected to have a Material Adverse Effect, and (d) otherwise continue to engage in business of the same general type as now conducted by it.
8.1.9    NTP Certificate; COD Certificate.
(a)    After the applicable Lessee’s delivery of a full notice to proceed to construct its Project, Borrower may deliver to Lender an NTP Certificate, executed by Borrower and the applicable Lessee.

(b)    Within five (5) Business Days after the occurrence of the commercial operation date with respect to its Project, Borrower shall deliver to Lender a COD Certificate, executed by Borrower and the applicable Lessee.
8.1.10    Indemnification.
(a)    Borrower shall indemnify, defend and hold harmless Lender and its Related Parties (collectively, the “Indemnitees”) from and against, and indemnify and reimburse the Indemnitees for:
(A)    any and all claims, obligations, liabilities, losses, damages, injuries (to Person, property, or natural resources), penalties, actions, suits, judgments, costs (including costs of removal, investigation, remediation and disposal of any Hazardous Substances, all reasonable costs associated with claims for damages to personnel or property, investigation and laboratory fees, response costs and court costs) and expenses (including reasonable and documented attorney’s and consultant’s fees) of whatever kind or nature, whether or not well founded, meritorious or unmeritorious, payable to third parties, that have been incurred by, or demanded, asserted, claimed or awarded against any such Indemnitee directly arising out of or in connection with (A) any Loan Documents, (B) the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby or thereby, and (C) the Loan or the use of the proceeds therefrom (collectively, “Subject Claims”), except, with respect to any Indemnitee, Subject Claims by Borrower against such Indemnitee with respect to which Borrower prevails in a final and non- appealable judgment by a court of competent jurisdiction;
(B)    any and all Subject Claims arising in connection with any Environmental Claims, whether foreseeable or unforeseeable, together with all reasonable costs required to be incurred in (A) determining whether the Property or any Person is in compliance with Environmental Law and (B) causing the Property or any Person to be in compliance with all Permits and Governmental Judgments under Environmental Laws, in each case, to the extent related to a noncompliance with Environmental Laws, or Permits or Governmental Judgments issued under Environmental Laws, which constituted a violation of the Borrower’s obligations under the Loan Documents; and
(C)    any and all Subject Claims in any way relating to, or arising out of or in connection with any claims, suits or liabilities against Borrower or any of its Affiliates to the extent related to the Property or the other Collateral or the transactions contemplated by the Loan Documents.

(b)    The foregoing indemnities shall not apply with respect to an Indemnitee, to the extent determined by final and non-appealable judgment of a court of competent jurisdiction to have arisen as a result of the gross negligence or willful misconduct of such Indemnitee or its Affiliates, but shall continue to apply to other Indemnitees.
(c)    The provisions of this Section 8.1.10 shall survive the termination of this Agreement, the foreclosure of the Security Documents and satisfaction or discharge of the Obligations under the Loan Documents, and shall be in addition to any other rights and remedies of any Indemnitee; provided, that, notwithstanding anything to the contrary in this Agreement, Borrower shall have no indemnity obligations with respect to acts or omissions by a party other than Borrower and/or its Affiliates that first occur after the date on which the Lien of the Collateral is foreclosed or a conveyance by deed in lieu of such foreclosure is fully effective and Borrower and/or its Affiliates are no longer in possession of the Property; provided, that, if such foreclosure or conveyance is challenged, in bankruptcy proceedings or otherwise, the transfer shall be deemed not to have occurred until such challenge is rejected, dismissed or withdrawn with prejudice.
(d)    In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall notify Borrower of the commencement thereof, and Borrower shall be entitled, at its expense, acting through counsel reasonably acceptable to such Indemnitee, to participate in, and, to the extent that Borrower desires, to assume and control the defense thereof. Such Indemnitee shall be entitled, at its expense, to participate in any action, suit or proceeding the defense of which has been assumed by Borrower. Notwithstanding the foregoing, Borrower shall not be entitled to assume and control the defense of any such action, suit or proceedings against an Indemnitee if and to the extent that, in the reasonable opinion of such Indemnitee and its counsel, such action, suit or proceeding involves the potential imposition of criminal liability upon such Indemnitee or a conflict of interest between such Indemnitee and Borrower or between such Indemnitee and another Indemnitee (unless such conflict of interest is waived by the affected Indemnitees), and in such event (other than with respect to disputes between such Indemnitee and another Indemnitee) Borrower shall pay the reasonable expenses of such Indemnitee in such defense.
(e)    If Borrower has assumed the defense of any action, suit or proceeding pursuant to Section 8.1.10(d), Borrower shall promptly report to such Indemnitee on the status of such action, suit or proceeding as material developments shall occur and from time to time as requested by such Indemnitee. Borrower shall deliver to such Indemnitee a copy of each document filed or served on any party in such action, suit or proceeding and each material document which Borrower possesses relating to such action, suit or proceeding.
(f)    Notwithstanding Borrower’s rights hereunder to control certain actions, suits or proceedings, if any Indemnitee reasonably determines that failure to compromise or settle any Subject Claim made against such Indemnitee is reasonably likely (based on written advice of legal counsel) to subject such Indemnitee to civil, criminal or administrative penalties, or to cause material damage to such Indemnitee’s reputation, such Indemnitee shall be entitled to compromise or settle such Subject Claim (in consultation with Borrower) with respect to the Indemnitee(s) only.
(g)    Any amounts payable by Borrower pursuant to this Section 8.1.10 shall be regularly payable within thirty (30) days after Borrower receives an invoice for such amounts from any applicable Indemnitee together with reasonable documentation of such expenses.
(h)    Subject to the provisions of this Section 8.1.10, any of Borrower’s indemnification obligations pursuant to Section 8.1.10(a) that arise out of or in connection with or by reason of, or in connection with a preparation of a defense of, any investigation, litigation or proceeding shall be, in each case, binding upon Borrower regardless of whether such investigation, litigation or proceeding is brought by Borrower or its respective directors, officers, shareholders or creditors or any Indemnitee or whether any Indemnitee or any other Person is otherwise a party thereto.
(i)    Nothing in this Section 8.1.10 shall constitute a release by Borrower of any claims that it has as a result of a breach or a default by any Indemnitee of their respective obligations under any Loan Document.
8.1.11    Costs of Enforcement. In the event (a) that any Security Documents are foreclosed in whole or in part or any Security Documents or any other Loan Document is put into the hands of an attorney for collection, suit, action or foreclosure or (b) of any Insolvency Proceeding in respect of Borrower or any or its Affiliates, Borrower shall pay (and reimburse Lender accordingly) all costs of collection and defense, including reasonable and documented attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post judgment action involved therein, together with all required service or use taxes.
8.1.12    Preservation of Rights; Further Assurances.
(a)    Leases. Borrower shall maintain in full force and effect, perform the obligations under, preserve, protect and defend the material rights under and take all reasonable action necessary to prevent termination (except by expiration in accordance with its terms) of each Lease and to enforce any material right of Borrower thereunder.
(b)    Preservation of Collateral. From time to time promptly, upon the reasonable request of Lender, Borrower shall, shall cause its Affiliates to, and shall use commercially reasonable efforts to cause third parties that are not its Affiliates to execute, acknowledge and deliver, and thereafter register, file or record in an appropriate governmental office, all such notices, statements, instruments and other documents (including any memorandum of lease or other agreement, financing statement, continuation statement, certificate of title or estoppel certificate) supplemental to or confirmatory of the Security Documents, relating to the Loan and consistent with the

Loan Documents, and take such other steps as may be deemed by Lender necessary or reasonably advisable to render fully valid and enforceable under all Applicable Law the rights, liens and priorities of Lender with respect to all Collateral and other security from time to time furnished under the Loan Documents or intended to be so furnished, or for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except as permitted by the applicable Security Document, or obtain any consents or waivers as may be necessary or reasonably appropriate in connection therewith, in each case, in such form and at such times as shall be reasonably requested by Lender, and pay all reasonable and documented fees and expenses (including reasonable and documented attorneys’ fees) incident to compliance with this Section 8.1.12(b). Upon the exercise by Lender of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, Borrower shall, shall cause its Affiliates to, and shall use commercially reasonable efforts to cause third parties that are not its Affiliates to execute and deliver all applications, certifications, instruments and other documents and papers that Lender may reasonably require.
(c)    Further Assurances. Upon the request of Lender, Borrower shall execute and deliver all documents as shall be necessary or that Lender shall reasonably request in connection with the rights and remedies of Lender under the Loan Documents, and perform such other reasonable acts as may be necessary to carry out the obligations under and uphold the rights of the parties to the Loan Documents.
(d)    Additional Rights. So long as no Event of Default has occurred and is then continuing, Borrower shall have the right to grant, without Lender’s consent, easements or other rights or interests in the Property (other than a fee interest) or the Excluded Collateral as are reasonably necessary or beneficial for the development and operation of either Project; provided, that such easements or other rights or interests and the grant thereof (i) is consistent with prudent industry practice with respect to (x) Borrower in its role as lessor under the applicable Lease, (y) the applicable Lessee and (z) the applicable Project, (ii) is granted to a Lessee or to a third party only to the extent necessary or reasonably desired to facilitate the development, construction or operations of a Project and is only granted to the extent reasonably necessary therefor, (iii) is granted on a commercially reasonable, arm’s-length basis and (iv) would not have a material adverse effect on Borrower, any Lessee or any Project; provided, that any proceeds of such grant are used to make an optional prepayment pursuant to Section 5.1.4(b). The parties agree that all such rights and interests granted pursuant to this provision (referred to herein as “Additional Rights”) shall be freely assignable by the grantee thereunder; provided, that any such grant to Athos I Lessee or Athos II Lessee shall be transferable only to another affiliate of such Lessee or a person or entity taking ownership of such Project. Upon request by Borrower, Borrower, Lender, and the holder of any such Additional Rights granted pursuant to this Section 8.1.12(d) shall promptly execute and deliver to Borrower a subordination and non-disturbance agreement in a form reasonably acceptable to Borrower, Lender, and the holder of such Additional

Rights, which shall provide that Lender shall not disturb the Additional Rights should Lender or a successor thereof take possession of the Property pursuant to the terms of this Agreement.
8.1.13    Maintenance of Insurance. Borrower shall maintain or cause to be maintained, in full force and effect, all policies of insurance required under the Leases in accordance with the terms of the Leases. For the avoidance of doubt, any failure of a Lessee to carry insurance pursuant to a Lease shall trigger the cure rights therein. In the event a default under a Lease occurs arising from a Lessee failure to comply with the requirements of the insurance in a Lease, Borrower shall cure such Lessee default of carrying insurance pursuant to a Lease within thirty (30) days of obtaining Knowledge of such default. Borrower shall provide Lender notice of any cancellation, non-renewal, material alteration or non-payment of premium with respect to any such policy promptly upon Borrower’s receipt of notice thereof. In the event Borrower fails to maintain, or fails to cause to be maintained, the full insurance coverage required by this Section 8.1.13, Lender, upon thirty (30) days’ prior notice (unless the aforementioned insurance would lapse within such period, in which event notice shall be given as soon as reasonably possible an in any case prior to such lapse) to Borrower of any such failure, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same. All amounts so advanced therefore by Lender shall become additional Obligations of Borrower, and Borrower shall, within five (5) days of receiving notice thereof, pay such amounts to Lender.
8.1.14    Taxes. Subject to the second sentence of this Section 8.1.14, Borrower shall timely file all material tax returns and pay, or cause to be paid, as and when due and prior to delinquency, all material taxes, assessments and governmental charges of any kind that may at any time be lawfully assessed or levied against or with respect to Borrower or the Property, including sales and use taxes and real estate taxes (other than, with respect to each of the foregoing, to the extent that the failure to do so is not reasonably expected to have a Material Adverse Effect). Borrower may contest in good faith any such taxes, assessments and other charges and, in such event, may permit the taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when Borrower is in good faith contesting the same, so long as (a) reserves to the extent required by GAAP have been established in an amount sufficient to pay any such taxes, assessments or other charges, (b) any tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is promptly paid after resolution of such contest, and (c) such proceedings shall not involve any substantial danger of the sale, forfeiture or loss of the Property, title thereto or any interest therein and shall not interfere in any material respect with the use or disposition of the Property. Without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned, or delayed), Borrower will not elect to be classified as other than a pass-through entity for federal income tax purposes.
8.1.15    Environmental Laws. Borrower shall (a) comply in all material respects with, and ensure compliance, to the extent required under a Lease, in all material respects by each Lessee and all tenants, licensees and invitees thereof, if any, with all applicable Environmental Laws and obtain and comply in all material respects with, and maintain, and use commercially reasonable efforts to ensure that each Lessee and all tenants, licensees and invitees obtain and comply in all material respects with, and maintain all material Permits required by applicable Environmental Laws with respect to activities conducted on the Property; (b) conduct and complete, or cause to be conducted and completed, all investigations, studies, sampling and testing, and all cleanup, remedial, removal, recovery and other actions required by a Governmental Authority pursuant to Environmental Laws or otherwise as necessary to prevent itself from incurring any material liability under Environmental Laws or Lender from incurring any material liability under Environmental Laws, in each case, to the extent required by Applicable Law; and
(c) promptly comply in all respects with final binding orders and directives of all Governmental Authorities in respect of Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings.
8.1.16    Event of Eminent Domain. If an event of Eminent Domain shall occur with respect to any Collateral, Borrower shall (a) diligently pursue all its rights to compensation against the relevant Governmental Authority in respect of such event of Eminent Domain, (b) not, without the consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed), compromise or settle any claim against such Governmental Authority, and (c) pay or apply all Eminent Domain Proceeds in accordance with Section 5.1.4(a). Borrower consents to, and agrees not to object to or otherwise impede or impair, the participation of Lender in any expropriation proceedings, and Borrower shall from time to time deliver to Lender all documents and instruments requested by it to permit such participation.
8.1.17    ERISA. Borrower will comply in all material respects with all requirements of ERISA applicable to it (including the payment of all obligations and liabilities arising under ERISA) and furnish to Lender as soon as possible and in any event within thirty (30) days after it or any duly appointed administrator of any employee pension benefit plan (as defined in Section 3(2) of ERISA) knows or has reason to know that any material Reportable Event with respect to any such plan has occurred, a statement of its chief financial officer (or other Responsible Person of the Borrower acceptable to Lender) describing in reasonable detail such Reportable Event and any action which Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC or a statement that said notice will be filed with the annual report to the United States Department of Labor with respect to such plan if such filing has been authorized.
Section 8.2 Negative Covenants. Until the Discharge Date, without the prior written consent of Lender:
8.2.1    Contingent Obligations. Except as provided in the Loan Documents or as contemplated by the Development Loan Agreement, Borrower shall not become liable as a surety, guarantor, accommodation endorser or otherwise, for or upon the obligation of any other Person or incur any Contingent Obligations.
8.2.2    Limitations on Liens. Borrower shall not create, assume or consent to the existence of any Lien, except Permitted Liens, on the Collateral.

8.2.3    Debt. Borrower shall not incur, create, assume or consent to the existence of, directly or indirectly, any Debt owed by Borrower other than the Loan or the Development Loan Agreement; provided, however, that this Section 8.2.3 shall not preclude Parent or any Subsidiary thereof that, directly or indirectly, Controls Borrower from making a shareholder loan to Borrower, provided, that such loan is fully and completely subordinated (and collaterally assigned) to the rights of Lender under this Agreement pursuant to a subordination agreement and security agreement, which shall, in each case, be in form and substance reasonably acceptable to the Lender (such shareholder loan from Parent or such Subsidiary, “Intercompany Subordinated Debt”).
8.2.4    Acquisition, Sale or Lease of Collateral.
(a)    Except in compliance with this Agreement and the other Loan Documents, Borrower shall not sell, lease, assign, transfer or otherwise dispose of the Collateral; provided, that notwithstanding any other provision of this Agreement to the contrary and so long as no Event of Default has occurred and is then continuing, Borrower may grant, or consent to the grant of, the Additional Rights pursuant to Section 8.1.12(d).
(b)    Without limiting Section 8.2.4(a), Borrower may sell, lease, assign, transfer or otherwise dispose of the Excluded Collateral if such sale, lease, assignment, transfer or disposal is (i) consistent with prudent industry practice with respect to (x) Borrower in its role as lessor under the applicable Lease, (y) the applicable Lessee and (z) the applicable Project, (ii) is made to a Lessee or to a third party only to the extent necessary or reasonably desired to facilitate the development, construction or operations of a Project, (iii) is made on a commercially reasonable, arm’s-length basis and (iv) would not have a material adverse effect on Borrower, any Lessee or any Project; provided, that any proceeds of such sale, lease, assignment, transfer or disposal are used to make an optional prepayment pursuant to Section 5.1.4(b).
8.2.5    Changes. Borrower shall not (a) materially change the essential nature of its business; or (b) change its legal form or any of its Organizational Documents (including by the filing or modification of any certificate of designation) or any agreement to which it is a party with respect to its ownership interests or otherwise terminate, amend or modify any such Organizational Document or agreement or any provision thereof, or enter into any new agreement with respect to its ownership interests, other than any such amendments, modifications or changes or such new agreements to which the prior consent of Lender has been obtained or, upon not less than thirty (30) days’ advance notice to Lender, which are not adverse in any material respect to the interests of Lender.
8.2.6    No Subsidiaries. Borrower shall not form, or permit to exist, any Subsidiaries of Borrower.
8.2.7    Investments. Other than Permitted Investments, Borrower shall not make any investments (whether by purchase of stocks, bonds, notes, obligations or other securities, loan, extension of credit, advance or otherwise).

8.2.8    Transactions with Affiliates. Borrower shall not directly or indirectly enter into any transaction or series of transactions with or for the benefit of an Affiliate, except for the Development Loan Agreement, the Leases and the Additional Rights; provided, however, that this Section 8.2.8 shall not preclude Parent or any Subsidiary thereof that, directly or indirectly, Controls Borrower from making any (x) contributions of equity capital to Borrower or (y) shareholder loan to Borrower that is Intercompany Subordinated Debt (which Intercompany Subordinated Debt may be contributed at any time by Parent or such Subsidiary to Borrower and converted into equity securities thereof without the consent of Lender).
8.2.9    No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.
8.2.10    Distributions. Except for the proceeds of the Loan and as expressly contemplated by the terms of the Loan Documents, Borrower shall not (a) make any distribution or dividend, whether in cash or otherwise, to any of its equity-holders, (b) purchase or redeem any of its equity interests or any warrants, options or other rights in respect thereof, (c) pay any management fees or similar fees to any of its equity-holders or any Affiliate, or (d) or set aside funds for any of the foregoing.
8.2.11    Dissolution; Merger. Borrower shall not (a) wind up, liquidate or dissolve its affairs, (b) combine, merge or consolidate with or into any other entity, or (c) purchase or otherwise acquire all or substantially all of the assets of any Person.
8.2.12    Amendments; Replacements. Except as otherwise permitted herein, Borrower shall not amend, modify, supplement or waive, accept, or permit or consent to the termination, amendment, modification, supplement or waiver of, or enter into any side agreement in respect of, any of the material provisions of, give any material consent under any of the Leases, or enter into any new or replacement Lease, except in each case following the prior, written consent of Lender (such consent not to be unreasonably withheld, conditioned or delayed).
8.2.13    Name and Location; Fiscal Year. Borrower shall not change its name, its jurisdiction of organization, the location of its principal place of business, its organization identification number, its fiscal year or, except as required by GAAP, its accounting policies or reporting practices.
8.2.14    Assignment. Borrower shall not assign its rights or obligations under any Operative Document to any Person, except pursuant to the Security Documents.
8.2.15    Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business and on terms which are approved by Lender in its reasonable discretion.
8.2.16    Hazardous Substances. Borrower shall not Release, or allow or permit any other Person to Release on the Property, any Hazardous Substances in violation of any Environmental Laws.
8.2.17    Zoning. Except as permitted pursuant to Section 8.1.12(d), without the prior written consent of Lender (which consent shall not be unreasonably withheld if no Event of Default is continuing and which may be withheld in Lender’s sole and absolute discretion if an Event of Default shall be continuing), Borrower shall not initiate or consent to (a) any change, modification or alteration of the existing access to the Property; or (b) any change in any private restrictive covenant, replat, easement, zoning status or applicable law or other public or private restriction, limiting or defining the uses which may be made of the Property. If under applicable zoning provisions the use of the Property is or shall become a nonconforming use, Borrower will not cause or permit such nonconforming use to be discontinued or abandoned without the prior written consent of Lender.
8.2.18    Assignment by Third Parties. Without prior consent of Lender, Borrower shall not consent to the assignment of any obligations under any Lease by any counterparty thereto.
8.2.19    Disputes. Borrower shall not agree, authorize or otherwise consent to any proposed settlement, resolution or compromise of any litigation, arbitration or other dispute with any Person in respect of which notice was required to be given to Lender pursuant to Section 8.1.3 without the prior authorization of Lender if such proposed settlement, resolution or compromise could reasonably be expected to result in a Material Adverse Effect.
8.2.20    Anti-Terrorism Law; Anti-Money Laundering.
(a)    Borrower shall not, directly or indirectly, knowingly (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Section 7.24.2, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and Borrower shall deliver to Lender any certification or other evidence requested from time to time by Lender in its reasonable discretion, confirming Borrower’s compliance with this Section 8.2.20(a)).
(b)    Borrower shall not cause or permit any of the funds that are used to repay the Loan to be derived from any unlawful activity with the result that the making of the Loan, making of such repayment or receipt of such repayment would be in violation of law.

8.2.21    Embargoed Persons.
(a)    Borrower shall not (i) become a Person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of the Executive Order, or (ii) engage in any dealings or transactions prohibited by Section 2 of the Executive Order, or be otherwise associated with any such Person in any manner in violation of such Section 2.
(b)    Borrower shall not cause or permit (i) any of the funds or properties that are used to repay the Loan to constitute property of, or be beneficially owned directly or indirectly by, any Person subject to sanctions or trade restrictions under United States law (each, an “Embargoed Person”) that is identified on (1) the “List of Specially Designated Nationals and Blocked Persons” maintained by OFAC or any sanctions list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive order or regulation promulgated thereunder, with the result that the investment in Borrower is prohibited by law, or the Loan made by Lender would be in violation of law, or (2) the Executive Order, any related enabling legislation or any other similar executive orders, or (ii) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Property or Borrower, with the result that the investment in the Property or Borrower (whether directly or indirectly) is prohibited by law or the Loan is in violation of the Executive Order or any Anti-Terrorism Law.
8.2.22    Use of Property. Borrower shall not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, any portion of the Property for any purpose (a) which may make void, voidable, or cancelable any insurance policies then in force with respect to the Property, (b) which materially fails to comply with Applicable Law, or (c) other than for the development, construction, operation and maintenance of the Projects or as otherwise permitted under the Leases, or as contemplated by Section 8.2.4.
ARTICLE IX
SINGLE PURPOSE ENTITY/SEPARATENESS PROVISIONS
Section 9.1    Single Purpose Entity/Separateness.
(a)    Borrower represents and warrants, and covenants until the Discharge Date has occurred, that Borrower:
(i)    has not engaged and will not engage in any business or activity other than the ownership, operation and maintenance of the Property and activities incidental thereto;
(ii)    has not acquired or owned and will not acquire or own any assets other than (A) the Property and (B) such incidental personal property as may be necessary for the ownership, leasing, maintenance and operation of the Property;
(iii)    has not and will not (A) merge into or consolidate with any Person, or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure or (B) take any action in furtherance of, or consummate an LLC Division, and has not done any of the foregoing;
(iv)    has not and will not (A) fail to observe all organizational formalities, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the Applicable Laws of the jurisdiction of its organization or formation or (B) amend, modify, terminate or fail to comply with the provisions of its organizational documents, and has not done any of the foregoing;
(v)    has not owned and will not own any subsidiary, or make any investment in any Person;
(vi)    has not commingled and will not commingle its funds or assets with the funds or assets of any other Person;
(vii)    has not and will not incur any indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Loan, (B) the Development Loan Agreement or (C) trade and operational indebtedness incurred in the ordinary course of business with trade creditors; provided, such indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than sixty (60) days past the date incurred and paid on or prior to such date; provided, however, the aggregate amount of the indebtedness described in (B) shall not exceed at any time two percent (2%) of the outstanding principal amount of the Loan. No indebtedness other than the Loan may be secured (subordinate or pari passu) by the Property;
(viii)    has not failed and will not fail to maintain all of its books, records, financial statements and bank accounts separate from those of any other Person (including, without limitation, any Affiliates); and has not failed and will not fail to maintain its books, records, resolutions and agreements as official records. Borrower’s assets have not and will not be listed as assets on the financial statement of any other Person unless (A) appropriate notation has been and shall be made on such consolidated financial statements to indicate the separateness of Borrower and such Affiliates and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person and (B) such assets have been and shall be listed on Borrower’s own separate balance sheet;

(ix)    has not entered into and will not enter into any contract or agreement with any general partner, member, shareholder, principal or Affiliate, except for Intercompany Subordinated Debt and otherwise upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties;
(x)    has not maintained and will not maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;
(xi)    has not assumed or guaranteed, and will not assume or guarantee, the debts of any other Person, or hold itself out to be responsible for the debts of any other Person; and has not otherwise pledged and will not otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;
(xii)    has not made and will not make any loans or advances to any Person;
(xiii)    to the extent required by Applicable Law, has not failed and will not fail to file any of its own material tax returns (unless prohibited by Applicable Laws from doing so);
(xiv)    has not failed and will not fail to (A) hold itself out to the public and identify itself, in each case, as a legal entity separate and distinct from any other Person and not as a division or part of any other Person (recognizing that Borrower may be treated as a “disregarded entity” for tax purposes and if so treated is not required to file tax returns for tax purposes under applicable law), (B) conduct its business solely in its own name, (C) hold its assets in its own name or (D) correct any known misunderstanding regarding its separate identity;
(xv)    has not failed and will not fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (to the extent there exists sufficient cash flow from the Property to do so);
(xvi) without the prior unanimous written consent of all of its partners or members, as applicable, (a) has not filed or consented to, and will not file or consent to, the filing of any petition, either voluntary or involuntary, to take advantage of any applicable Bankruptcy Law, (b) has not sought or consented to, and will not seek or consent to, the appointment of a receiver, liquidator or any similar official, (c) has not taken, and will not take, any action that might cause such entity to become insolvent (including, without limitation, undertaking any LLC Division), or (d) has not made and will not make an assignment for the benefit of creditors;

(xvii)    has not failed and will not fail to (a) allocate shared expenses (including, without limitation, shared office space) or (b) use separate stationery, invoices and checks;
(xviii)    has not failed and will not fail to (a) pay its own liabilities (including, without limitation, salaries of its own employees) from its own funds or (b) maintain a sufficient number of employees in light of its contemplated business operations (in each case, to the extent there exists sufficient cash flow from the Property to do so);
(xix)    has not acquired and will not acquire obligations or securities of its partners, members, shareholders or other Affiliates, as applicable; or
(xx)    has not identified and will not identify its partners, members, shareholders or other Affiliates, as applicable, as a division or part of it.
(b)    Borrower further represents and warrants to Lender that the representations and warranties set forth on Schedule 9.1 hereto are true and correct as of the Closing Date.
Section 9.2    Single Purpose Entity/Separateness. Borrower covenants and agrees that within ten (10) Business Days after written request from Lender, Borrower shall deliver to Lender an officer’s certificate signed by a Responsible Person confirming Borrower’s continued compliance with the terms of this Article IX as of the date of such officer’s certificate and stating that the representations and warranties of Borrower set forth in Section 9.1 hereof are true and correct as of the date of such officer’s certificate. In addition, Borrower shall provide Lender with such other evidence of Borrower’s compliance with this Article IX as Lender may reasonably request from time to time.
ARTICLE X
EVENTS OF DEFAULT
Section 10.1    Events of Default. Each of the following constitutes an “Event of Default”; provided, however, that, for the avoidance of doubt, in no event shall an “Event of Default” (as defined in the Development Loan Agreement) under the Development Loan Agreement or an “Event of Default” (as defined in the Note Purchase Agreement) under the Note Purchase Agreement or any enforcement of remedies against Borrower or any Affiliate of Borrower under the Development Loan Agreement or the Note Purchase Agreement be deemed an “Event of Default” under this Agreement unless the events, facts or circumstances giving rise to such Event of Default (under the Development Loan Agreement or the Note Purchase Agreement, as applicable) or enforcement of remedies under the Development Loan Agreement or the Note Purchase Agreement constitute an Event of Default under this Agreement (subject to any applicable notice and cure provisions herein):

10.1.1    Payment Default. If Borrower shall fail to pay (a) the principal and interest payable under the Note when due or (b) any other monetary obligations due and owing hereunder within ten (10) days of the due date thereof.
10.1.2    Bankruptcy; Insolvency. Any Bankruptcy Event shall occur with respect to Borrower.
10.1.3    Judgments.
(a)    A final judgment or order for the payment of money shall be entered against Borrower in excess of $100,000 (after deducting the amount of any Insurance Proceeds received or expected, to the extent payment of such proceeds has not been disputed by the insurer), other than, in each case, a judgment or order, (i) which is vacated, stayed, discharged or, if required for appeal, bonded pending such appeal, within sixty (60) days after its entry or, in the case of a stayed or bonded judgment, the judgment is affirmed on appeal, (ii) the execution of which is effectively stayed within sixty (60) days after its entry unless, after the entry of such stay, there shall be a period of more than sixty (60) consecutive days during which the execution of such judgment is not effectively stayed or (iii) satisfied within sixty (60) days after its entry.
(b)    Any non-monetary judgment or order shall be entered against Borrower that could reasonably be expected to have a Material Adverse Effect other than a judgment or order that is discharged within sixty (60) days after its entry unless, after the entry of such stay, there shall be a period of not more than sixty (60) consecutive days during which the execution of such judgment is not effectively stayed.
10.1.4    ERISA. If Borrower or any ERISA Affiliate should establish, maintain, contribute to or become obligated to contribute to any ERISA Plan and (a) a Reportable Event shall have occurred with respect to any ERISA Plan and there are reasonable grounds for the termination of such ERISA Plan by the PBGC or for the PBGC to ask for the appointment by the appropriate United States District Court of a trustee to administer such ERISA Plan; or (b) a trustee shall be appointed by a United States District Court to administer any ERISA Plan; or (c) the PBGC shall institute proceedings to terminate any ERISA Plan; or (d) a complete or partial withdrawal by Borrower or any ERISA Affiliate from any Multiemployer Plan shall have occurred. Notwithstanding any other provision of this Section 10.1.4, no Default or Event of Default shall be deemed to occur under this Section 10.1.4 unless (i) an event described in this Section 10.1.4 shall have occurred, and (ii) such occurrence is reasonably expected to result in direct liability of Borrower that would have a Material Adverse Effect.
10.1.5    Breach of Terms of Agreement.
(a)    Defaults Without Cure Periods. Borrower shall fail to perform or observe any of the covenants set forth in Section 8.1.1, Section 8.1.3(c), Section 8.1.8(a), Section 8.1.13, Section 8.2.3, Section 8.2.4, Section 8.2.8, Section 8.2.10, Section 8.2.14 or Section 11.6(a) of this Agreement.

(b)    Defaults With 10/30-Day Cure Periods. Borrower shall fail to perform or observe any of the covenants set forth in Article VIII of this Agreement (other than in Sections of such Article specifically listed in Section 10.1.5(a)), and such failure shall continue unremedied for a period of (x) with respect to Section 8.1.2, Section 8.2 or Article IX, ten (10) days, or (y) with respect to all portions of Section 8.1 other than as described in Section 10.1.5(a), thirty (30) days, in each case, after the earlier of Borrower (i) becoming aware thereof or (ii) receiving notice thereof from Lender.
(c)    Other Defaults. Borrower shall fail to perform or observe any of the agreements set forth herein or in any Loan Document not otherwise specifically provided for in Section 10.1.5(a), Section 10.1.5(b) or elsewhere in this Article X, and such failure shall be material and continue unremedied for a period of thirty (30) days after the earlier of Borrower becoming aware thereof or receiving notice thereof from Lender; provided, that, if (i) such failure does not consist principally of the failure to pay money and cannot be cured within such thirty (30)-day period, (ii) such failure is susceptible to cure within ninety (90) days, (iii) Borrower is proceeding with diligence and in good faith to cure such failure, (iv) the existence of such failure has not had and could not, after considering the nature of the cure, be reasonably expected to have a Material Adverse Effect, and (v) if Lender shall have received an officer’s certificate signed by a Responsible Person to the effect of clauses (i), (ii), (iii) and (iv) above and stating what action Borrower is taking to cure such failure, then such thirty (30)-day cure period shall be extended to such date, not to exceed sixty (60) days after the original thirty (30)-day cure period (i.e., a total of ninety (90) days), as shall be necessary for Borrower diligently to cure such failure.
10.1.6    Loss of Collateral.
(a)    All or any material portion of the Collateral is materially damaged, seized or appropriated without appropriate Insurance Proceeds (subject to the underlying deductible) or without fair value being paid therefor so as to allow replacement of such Collateral and to allow Borrower to continue satisfying its obligations hereunder and under the other Operative Documents; provided, that any such occurrence shall not constitute an Event of Default so long as (i) there is any pending claim by Borrower or a Lessee for Insurance Proceeds or Eminent Domain Proceeds with respect to such occurrence, (ii) Borrower is proceeding with diligence and in good faith to favorably resolve such claim or maintain such claim pending favorable resolution, (iii) the existence of such Collateral loss has not had and could not, after considering the nature of the cure, be reasonably expected to have a Material Adverse Effect, and (iv) Lender shall have received an officer’s certificate signed by a Responsible Person of Borrower to the effect of clauses (i), (ii) and (iii) above and stating what action Borrower is taking in respect of such Collateral loss and insurance claims. For the avoidance of doubt, the provisions of this Section 10.1.6 shall not apply to any improvements built or placed upon the Property by a Lessee pursuant to the terms of its applicable Lease.

(b)    Any Person other than Lender attaches or institutes proceedings to attach all or any material part of the Collateral (other than Permitted Liens), and any such proceeding or attachment or any judgment Lien against any such Collateral (other than Permitted Liens) (i) remains unlifted, unstayed or undischarged for a period of sixty (60) days or (ii) is upheld in a final non-appealable judgment of a court of competent jurisdiction.
10.1.7    Loan Document Matters. At any time after the execution and delivery thereof, (a) any Loan Document or any material provision hereof or thereof (i) ceases to be in full force and effect or to be valid and binding on any party thereto other than Lender (other than by reason of the satisfaction in full of the Obligations or any termination of a Loan Document in accordance with the terms hereof or thereof), or is assigned or otherwise transferred (except as otherwise required or expressly permitted hereunder or thereunder) or is prematurely terminated by any party thereto (other than Lender), (ii) is or becomes invalid, illegal or unenforceable against any party thereto other than Lender, or any party hereto or thereto (other than Lender) repudiates or disavows or takes any action to challenge the validity or enforceability of such agreement, (iii) is declared null and void by a Governmental Authority of competent jurisdiction, or (iv) fails to or ceases to provide the rights, powers and privileges purported to be created thereby or hereby, (b) any of the Security Documents, once executed and delivered, shall fail to provide to Lender the Liens, first priority security interest (subject to Permitted Liens), rights, titles, interest, remedies permitted by law, powers or privileges intended to be created thereby (including the priority intended to be created thereby), or (c) any authorization or approval by any Governmental Authority necessary to enable Borrower to comply with or perform its Obligations or otherwise perform in accordance with the terms of the Loan Documents shall be revoked, withdrawn or withheld, or shall otherwise fail to be issued or remain in full force and effect.
10.1.8    Misstatements; Omissions. Any representation or warranty made or deemed made by Borrower in any Loan Document to which it is a party, or in any separate statement, certificate or document delivered to Lender under any Loan Document to which it is a party, proves to have been untrue, false or misleading in any material respect as of the time made, deemed made, confirmed or furnished; provided, that if (a) the effect of such incorrect or misleading representation or warranty is capable of being remedied by a written correction, and (b) after such correction, no Default, Event of Default, or Material Adverse Effect shall exist, then within thirty (30) days after Borrower obtains Knowledge thereof or receives notice thereof, Borrower may correct such incorrect or misleading representation or warranty by delivering a written correction to Lender, in form and substance reasonably satisfactory to Lender, and by otherwise remedying the facts and conditions giving rise to such incorrect or misleading representation or warranty to the satisfaction of Lender.
10.1.9    Leases.
(a)    Borrower Default. Borrower shall be in breach of, or in default of, any obligation under a Lease and such breach or default is not otherwise waived by the applicable counterparty to such Lease, and such breach or default shall not be remediable or, if remediable, shall continue unremedied for such period of time under such Lease, which Borrower has available to it (or, if no such period is specified, ten (10) days for a payment default and thirty (30) days for any other default) in which to remedy such breach or default, unless such breach or default could not reasonably be expected to have a Material Adverse Effect.
(b)    Third-Party Defaults. Any Person other than Borrower shall be in breach of, or in default of, any material obligation under, or repudiate or disavow, a Lease and such breach or default shall not be remediable or, if remediable, shall continue unremedied for a period beyond the cure period provided under such Lease (or, if no such period is specified, ten (10) days for a payment default and thirty (30) days for any other default) in which to remedy such breach or default (unless such breach or default is waived by Borrower with the written consent of Lender, such consent not to be unreasonably withheld, conditioned or delayed). Without limiting the foregoing, the failure by the lessee to cure a payment default under the applicable Lease shall not constitute an Event of Default under this Agreement if Borrower pays, or causes to be paid, the amounts payable when due to be paid under this Agreement.
(c)    Termination. At any time after the execution and delivery thereof, any Lease or any material provision thereof (i) ceases to be in full force and effect or to be valid and binding on any party thereto (other than by reason of the satisfaction of performance of such agreement or provision or any other termination thereof in accordance with the terms thereof), or is assigned or otherwise transferred (except as otherwise required or expressly permitted hereunder or thereunder) or is prematurely terminated by any party thereto, (ii) is or becomes invalid, illegal or unenforceable, or any party thereto disaffirms or repudiates in writing or takes any action to challenge the validity or enforceability of such agreement, (iii) is declared null and void by a Governmental Authority of competent jurisdiction or written notice is given by any Governmental Authority or applicable counterparty contesting the validity or enforcement thereof, or (iv) fails to or ceases to provide the rights, powers and privileges purported to be created thereby or hereby.
10.1.10    Change of Control. There shall occur any Change of Control.
Section 10.2    Remedies upon Default.
(a)    Upon the occurrence of (x) any Event of Default described in Section 10.1.2, automatically, and (y) during the continuance of any other Event of Default following written notice expressly to this effect from Lender to Borrower (i) each of the following shall immediately become due and payable, in each case, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower: (A) the Termination Amount and (B) all other Obligations; and (ii) Lender may enforce any and all Liens and security interests created in the Collateral pursuant to the Security Documents.

(b)    In addition to the rights and remedies provided in clause (a) above, upon the occurrence of and during the continuation of any Event of Default, Lender shall have the right to (i) reduce any claim to judgment, and (ii) exercise any and all rights and remedies afforded by this Agreement and the other Loan Documents, as well as any and all rights and remedies afforded under any statute or otherwise.
(c)    Notwithstanding the entry of any decree, order, judgment or other judicial action, upon the occurrence of an Event of Default hereunder, the unpaid principal amount of the Note outstanding or becoming outstanding while such Event of Default exists shall bear interest from the date of such Event of Default until such Event of Default has been cured to the satisfaction of Lender, at the Default Rate, irrespective of whether or not as a result thereof the Note has been declared due and payable or the maturity thereof accelerated. Borrower shall on written demand from time to time pay such interest to Lender and the same shall be a part of the indebtedness hereunder.
(d)    Borrower acknowledges and agrees that Lender shall have the continuing and exclusive right to apply proceeds of Collateral against the Loan, in such manner as Lender deems advisable.
(e)    At any time during an Event of Default, Lender is authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Lender to or for the credit or the account of Borrower against any Obligations, whether or not Lender shall have made any demand under any Loan Document and although such Obligations may be contingent or unmatured. The rights of Lender under this Section 10.2(e) are in addition to other rights and remedies (including other rights of setoff) that Lender may have.
(f)    All agreements, warranties, guaranties, indemnities and other undertakings of Borrower under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Lender under the Loan Documents are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until full payment of all Obligations. No waiver or course of dealing shall be established by (i) the failure or delay of Lender to require strict performance by Borrower under any Loan Document, or to exercise any rights or remedies with respect to Collateral or otherwise or (ii) acceptance by Lender of any payment or performance by Borrower under any Loan Document in a manner other than that specified therein.
(g)    Borrower agrees to pay to Lender on written demand (i) all reasonable and documented enforcement costs paid, incurred or advanced by or on behalf of Lender, and (ii) interest on such documented enforcement costs from the date paid, incurred or advanced until paid in full at a per annum rate of interest equal at all times to the Default Rate. As used herein, “enforcement costs” shall mean and include collectively all reasonable and documented expenses, charges, recordation fees or Taxes (other than, for the avoidance of doubt, any Excluded Taxes), costs and fees (including attorneys’ fees and expenses) of any nature whatsoever advanced, paid or incurred by or on behalf of Lender in connection with (x) the collection or enforcement of this Agreement or any of the other Loan Documents, (y) the creation, perfection, maintenance, preservation, defense, protection, realization upon, disposition, collection, sale or enforcement of all or any part of any Collateral, and (z) the exercise by Lender of any rights or remedies available to it under the provisions of this Agreement, or any of the other Loan Documents. All enforcement costs, with interest as provided above, shall be a part of the indebtedness hereunder.
ARTICLE XI
MISCELLANEOUS
Section 11.1    Notices.
11.1.1    All notices, requests and other communications to either party hereunder shall be in writing and shall be given to such party at its address, facsimile number or email address set forth on the signature pages hereof or such other address, facsimile number or email address as such party may hereafter specify. Each such notice, request or other communication shall be effective (a) if given by certified mail, seventy-two (72) hours after such communication is deposited with the United States Postal Service with first class postage prepaid, addressed as aforesaid or (b) if given by any other means, including email or facsimile, when delivered at the address, email address or facsimile number specified on the signature pages hereto or to such other addresses or facsimile numbers as specified in writing by a party to the other party hereunder.
11.1.2    Unless Lender otherwise prescribes, notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing paragraph of notification that such notice or communication is available and identifying the website address therefor; provided, that, for all electronic delivery, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
Section 11.2    No Waivers. No failure or delay by either party in exercising any right hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. No waiver by a party of any provision hereof or any other Loan Document shall be deemed a waiver of any other provision hereof or thereof or of any subsequent breach of the same or any other provision. A party’s consent to or approval of any act shall not be deemed to render unnecessary the obtaining of such party’s consent to or approval of any subsequent act, and neither any course of dealing nor any course of performance, nor any delay or omission of any party to exercise any remedy, right or power accruing upon any Default, Event of Default or other occurrence shall exhaust or impair any such remedy, right or power or be construed to be a waiver or acquiescence; and every applicable remedy, right and power may be exercised from time to time and as often as may be deemed expedient. The rights and remedies of the parties under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law or in any of the other Loan Documents.
Section 11.3    Amendments, Etc. No amendment, modification, consent or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any party therefrom, shall be effective unless the same shall be in writing and signed by an officer of both parties, and then shall be effective only in the specific instance and for the specific purpose for which given.
Section 11.4    Survival. Subject to Section 10.1.8 hereof, all representations, warranties and covenants made by Borrower herein or in any certificate or other instrument delivered by it or on its behalf under the Loan Documents shall be considered to have been relied upon by Lender and shall survive the delivery to Lender of such Loan Documents, regardless of any investigation made by or on behalf of Lender.
Section 11.5    Severability. If any provision contained in this Agreement or any other Loan Document is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, such Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom.
Section 11.6    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (a) Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of Lender and (b) Lender may, without the prior written consent of Borrower, assign, encumber or otherwise transfer any of its rights or obligations under this Agreement to any Person; provided, that, unless an Event of Default has occurred and is continuing (after giving effect to any applicable notice and cure periods hereunder), such Person is an Affiliate of Lender or a Permitted Assignee.
Section 11.7    Register. Lender may sell a participation to any Person (other than (x) a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or (y) a Prohibited Assignee) in all or a portion of such Recipient’s rights or obligations under this Agreement; provided, (i) that Lender’s obligations under this Agreement shall remain unchanged, (ii) that Lender shall remain solely responsible to Borrower for the performance of such obligations, (iii) that Borrower (A) may (though is not obligated to) continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under this Agreement and (B) shall not be obligated or required to deal with any Person (other than Lender) in connection with Lender’s rights and obligations under this Agreement, (iv) that any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement, and (v) that each participant (A) delivers to Borrower, in a form satisfactory to Borrower, certificates, forms, and other documentation reasonably requested by Borrower (including, without limitation, documentation that will enable Borrower to determine whether or not such participant is subject to backup withholding or other information reporting requirements) and (B) shall not be entitled to receive any greater payment with respect to its participation than Lender would have been entitled to receive (and that such participant acknowledges and agrees to the same). In respect of each participation (if any) that a Recipient sells (or otherwise assigns), Lender shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant (i.e., each Recipient) and the principal amounts (and stated interest) of each participant’s (i.e., each Recipient’s) interest in the Loan under the Loan Documents (the “Participant Register”); provided, that no Recipient shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Recipient shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
Section 11.8    Headings. The headings of articles and sections hereof are inserted for convenience only and shall in no way define or limit the scope or intent of any provision of this Agreement.
Section 11.9    Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO ANY RULE OF CONFLICTS OF LAW THAT WOULD RESULT IN THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. NOTHING IN THIS AGREEMENT SHALL REQUIRE ANY UNLAWFUL ACTION OR INACTION BY ANY PARTY.
Section 11.10    Submission to Jurisdiction; Waivers. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:
(a)    SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK;
(b)    CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH

COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME; AND
(c)    AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH BENEATH ITS SIGNATURE HERETO OR AT SUCH OTHER ADDRESS OF WHICH LENDER SHALL HAVE BEEN NOTIFIED; AND AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.
Section 11.11    Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 11.12    Covenants Cumulative. All covenants, agreements and other undertakings of Borrower contained in this Agreement shall be deemed cumulative to and not in derogation or substitution of any of the covenants, agreements and other undertakings contained in any other Loan Document. Borrower may not take any action or fail to take any action which is permitted (or not prohibited) by this Agreement if such action or failure would result in the breach of any provision of any other Loan Document.
Section 11.13    Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and in making proof of this Agreement it shall not be necessary to produce or account for more than one (1) such counterpart. This Agreement shall become effective when Lender shall have received counterparts hereof signed by all of the parties hereto. Facsimile signatures and other electronic signatures shall be accepted as original signatures for purposes of this Agreement.
Section 11.14    Liability of Lender. Lender shall in no event be responsible or liable to any person other than Borrower for the disbursement of or failure to disburse the proceeds of the Loan or any part thereof pursuant to the terms of this Agreement and no subcontractor, laborer or material supplier shall have any right or claim against Lender under this Agreement, or the administration thereof.
Section 11.15    Reinstatement. Each Loan Document shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of all or a portion of the obligations of Borrower under such Loan Document are rescinded or reduced in amount, or must otherwise be restored or returned by Lender for any reason (whether in connection with any bankruptcy, insolvency, as a result of any Governmental Judgment, or otherwise). In the event that any payment or any part thereof is so rescinded, reduced, restored or returned, such obligations shall be reinstated and deemed reduced only to the extent of the amount paid and not so rescinded, restored or returned.
Section 11.16    Confidentiality.
11.16.1    Each party to this Agreement agrees to maintain the confidentiality of the Confidential Information of the other party, except that Confidential Information of the other party may be disclosed (i) to its Affiliates, and to its and its Affiliates’ directors, officers, employees, trustees and agents, including accountants, legal counsel and other agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential and any failure of such Persons acting on behalf of such party to comply with this Section 11.16 shall constitute a breach of this Section 11.16 by the relevant party, as applicable), (ii) to the extent requested by any regulatory authority or self-regulatory authority, required by Applicable Law or by any subpoena or similar legal process; provided, that solely to the extent permitted by law and other than in connection with routine audits and reviews by regulatory and self-regulatory authorities, each party shall notify the other parties hereto as promptly as practicable of any such requested or required disclosure in connection with any legal or regulatory proceeding; provided, further, that in no event shall any party hereto be obligated or required to return any materials furnished by any other party hereto, (iii) to any other party to this Agreement or under the other Loan Documents, (iv) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the other Loan Documents or the enforcement of rights hereunder or thereunder, (v) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section 11.16, to (A) any assignee of, or participant in, or any prospective assignee of or participant in, Lender’s rights or obligations under this Agreement, or (B) any pledgee of a Lender referred to in this Section 11.16, or (vi) to the extent such Confidential Information (x) becomes publicly available other than as a result of a breach of this Section 11.16 or (y) becomes available to such party or its Affiliates on a non- confidential basis from a source other than the other party.
11.16.2    LENDER    ACKNOWLEDGES    THAT    CONFIDENTIAL INFORMATION FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC CONFIDENTIAL INFORMATION CONCERNING BORROWER AND ITS RELATED PARTIES OR ITS RESPECTIVE SECURITIES AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC CONFIDENTIAL INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC CONFIDENTIAL INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
Section 11.17    Entire Agreement. This Agreement and the other Loan Documents, and the exhibits and schedules hereto and thereto, and the other documents executed and delivered on the Closing Date, contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby, and shall supersede all previous oral and written and all contemporaneous oral negotiations, commitments, and understandings including, without limitation, any other confidentiality or non-disclosure agreements executed between Lender on the one hand and Borrower on the other and all other letters, memoranda or other documents or communications, whether oral, written or electronic, in connection with the negotiation and execution of this Agreement.
Section 11.18    Limited Recourse.
11.18.1    Lender will have full recourse to Borrower and to all of its assets for the liabilities of Borrower under the Loan Documents to which Borrower is a party, but in no event will Borrower or any of its Affiliates (other than Borrower) (collectively, the “Non-Recourse Parties”), or any employee, manager, officer or director of Borrower or of any holder of any interest in Borrower or any Non-Recourse Party be liable or obligated for such liabilities and obligations of Borrower.
11.18.2    Nothing herein contained shall limit or be construed to (i) release any Non-Recourse Party from liability for fraudulent actions (including collusive bankruptcy) or misappropriation of funds or willful misconduct, or from any of its obligations or liabilities under any agreement executed by such Non-Recourse Party in its individual capacity in connection with any Loan Document, (ii) limit or impair the exercise of remedies with respect to any of the Collateral, or (iii) diminish any obligation of Borrower arising under any other Loan Document to which it is a party.
11.18.3    The foregoing acknowledgments, agreements and waivers shall survive termination of this Agreement and be enforceable by any Non-Recourse Party as a third-party beneficiary hereof.
The remainder of this page is intentionally left blank; signature pages follow.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

IP BACKLOG LAND HOLDINGS, LLC

By:	/s/ Abhijeet Sathe
Name:	Abhijeet Sathe
Title:	Manager

Address of Borrower:

IP Backlog Land Holdings, LLC One Circle Star Way Suite 4F San Carlos, California 94070 Attention: Head of Legal; Gianluca Signorelli Email: legalus@sbenergy.com; gianluca@sbenergy.com

With a copy to:

Softbank Group Capital Limited 69 Grosvenor Street London, W1K 3JP United Kingdom Attention: Rob Townsend Email: rob.townsend@softbank.com

With a copy to:

Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166-0193 Attention: John T. Gaffney Email: john.gaffney@gibsondunn.com
[Signature page to Loan Agreement]

FORETHOUGHT LIFE INSURANCE COMPANY

By:	/s/ Jason Roach
Name:	Jason Roach
Title:	SVP

Address of Lender:

Forethought Life Insurance Company c/o Global Atlantic Financial Company 20 Guest Street Brighton, Massachusetts 02135 Email: middleoffice@gafg.com; samuel.mencoff@gafg.com; erich.heintzen@gafg.com

With copies (which shall not constitute notice) to:

Forethought Life Insurance Company
c/o Global Atlantic Financial Company
4 World Trade Center, 51st Floor
150 Greenwich Street
New York, New York 10007
Attention: Gary Silber and Darryl Pinsker
Gary.Silber@gafg.com, Darryl.Pinsker@gafg.com

And

Forethought Life Insurance Company c/o Global Atlantic Financial Company 20 Guest Street, 9th Floor Boston, Massachusetts 02135 Attn: Jason Roach middleoffice@gafg.com
[Signature Page to Loan Agreement]

EXHIBIT A
PROMISSORY NOTE

New York, New York
$37,009,927	September 10, 2020
FOR VALUE RECEIVED, the undersigned, IP BACKLOG LAND HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of FORETHOUGHT LIFE INSURANCE COMPANY, an Indiana corporation (the “Lender”), (a) the principal sum of $37,009,927, (b) interest on the unpaid principal amount of the Loan, as described herein, and (c) all other Obligations owed by the Borrower to the Lender pursuant to the Loan Documents, in each case, at the interest rates, on the dates and in the amounts as specified in the Loan Documents and the payment schedule attached hereto as Exhibit A (the “Payment Schedule”).
The Borrower further agrees to pay interest in like money at the main office of the Lender located at c/o Global Atlantic Financial Company, 20 Guest Street, Brighton, Massachusetts 02135, or at such other place as the holder hereof shall designate to the Borrower in writing, on the unpaid principal amount hereof from time to time outstanding at the rate and on the dates specified in that certain Loan Agreement dated as of September 10, 2020 (as amended, modified, renewed or extended from time to time, the “Loan Agreement”), between the Borrower and the Lender, and the Payment Schedule. Capitalized terms used herein shall have the respective meanings assigned to them in the Loan Agreement.
Both principal and interest are payable in lawful money of the United States of America and in same day or immediately available funds to the Lender, to the office and account of the Lender as specified in the Loan Agreement.
The Loan made by the Lender shall be evidenced by one (1) or more loan accounts maintained by the Lender in accordance with its usual practices. The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the Loan made by the Lender to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing.
This promissory note is the Note referred to in, and is subject to and entitled to the benefits of, the Loan Agreement. This promissory note is secured by certain Collateral more specifically described in the Loan Agreement and the Security Documents.
The Loan Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated Events of Default, in each case, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower.

This promissory note is subject to prepayment in whole or in part only as and to the extent provided in the Loan Agreement.
The Borrower agrees to pay all fees, costs, and expenses, including without limitation attorneys’ fees, incurred in connection with the enforcement of this promissory note, at the times specified in, and otherwise in accordance with, the Loan Agreement.
This promissory note and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this promissory note and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

IP BACKLOG LAND HOLDINGS, LLC, a Delaware limited liability company

By:
Name:
Title:

Exhibit A
to Promissory Note
PAYMENT SCHEDULE
Interest Rate: 4.95%

Period	Date	Payments	Interest	Principal	Balance
0	9/11/2020	$0	$0	$0	$37,009,927
1	10/11/2020	$145,220	$149,308	$0	$37,014,015
2	11/11/2020	$144,395	$154,312	$0	$37,023,932
3	12/11/2020	$145,220	$149,365	$0	$37,028,077
4	1/11/2021	$144,395	$154,371	$0	$37,038,053
5	2/11/2021	$144,395	$154,413	$0	$37,048,071
6	3/11/2021	$146,869	$139,479	$7,390	$37,040,681
7	4/11/2021	$144,395	$154,424	$0	$37,050,709
8	5/11/2021	$145,220	$149,473	$0	$37,054,962
9	6/11/2021	$144,395	$154,483	$0	$37,065,050
10	7/11/2021	$145,220	$149,530	$0	$37,069,361
11	8/11/2021	$144,395	$154,543	$0	$37,079,509
12	9/11/2021	$143,884	$154,585	$0	$37,090,211
13	10/11/2021	$144,725	$149,632	$0	$37,095,118
14	11/11/2021	$143,884	$154,651	$0	$37,105,885
15	12/11/2021	$144,725	$149,695	$0	$37,110,856
16	1/11/2022	$143,884	$154,716	$0	$37,121,688
17	2/11/2022	$143,884	$154,761	$0	$37,132,566
18	3/11/2022	$146,408	$139,797	$6,610	$37,125,956
19	4/11/2022	$150,421	$154,779	$0	$37,130,314
20	5/11/2022	$151,262	$149,794	$1,468	$37,128,846
21	6/11/2022	$150,421	$154,791	$0	$37,133,216
22	7/11/2022	$151,262	$149,805	$1,457	$37,131,760
23	8/11/2022	$150,421	$154,803	$0	$37,136,143
24	9/11/2022	$149,899	$154,822	$0	$37,141,065
25	10/11/2022	$150,757	$149,837	$920	$37,140,145
26	11/11/2022	$149,899	$154,838	$0	$37,145,084
27	12/11/2022	$150,757	$149,853	$904	$37,144,180
28	1/11/2023	$149,899	$154,855	$0	$37,149,137
29	2/11/2023	$151,334	$154,876	$0	$37,152,678
30	3/11/2023	$153,909	$139,873	$14,036	$37,138,642
31	4/11/2023	$151,334	$154,832	$0	$37,142,140
32	5/11/2023	$153,986	$149,841	$4,145	$37,137,995
33	6/11/2023	$153,128	$154,829	$0	$37,139,696
34	7/11/2023	$153,986	$149,832	$4,155	$37,135,541
35	8/11/2023	$153,128	$154,819	$0	$37,137,232
36	9/11/2023	$152,596	$154,826	$0	$37,139,462

Period	Date	Payments	Interest	Principal	Balance
37	10/11/2023	$153,471	$149,831	$3,641	$37,135,821
38	11/11/2023	$152,596	$154,820	$0	$37,138,045
39	12/11/2023	$153,471	$149,825	$3,647	$37,134,399
40	1/11/2024	$152,596	$154,814	$0	$37,136,617
41	2/11/2024	$154,058	$154,824	$0	$37,137,383
42	3/11/2024	$155,808	$144,818	$10,990	$37,126,393
43	4/11/2024	$154,058	$154,781	$0	$37,127,116
44	5/11/2024	$156,760	$149,781	$6,979	$37,120,137
45	6/11/2024	$155,885	$154,755	$1,130	$37,119,008
46	7/11/2024	$156,760	$149,748	$7,012	$37,111,996
47	8/11/2024	$155,885	$154,721	$1,164	$37,110,832
48	9/11/2024	$155,342	$154,716	$626	$37,110,207
49	10/11/2024	$156,235	$149,713	$6,522	$37,103,685
50	11/11/2024	$155,342	$154,686	$656	$37,103,029
51	12/11/2024	$156,235	$149,684	$6,551	$37,096,478
52	1/11/2025	$155,342	$154,656	$686	$37,095,792
53	2/11/2025	$156,830	$154,653	$2,177	$37,093,616
54	3/11/2025	$159,509	$139,651	$19,858	$37,073,758
55	4/11/2025	$156,830	$154,561	$2,269	$37,071,489
56	5/11/2025	$159,583	$149,556	$10,027	$37,061,462
57	6/11/2025	$158,690	$154,510	$4,180	$37,057,282
58	7/11/2025	$159,583	$149,499	$10,084	$37,047,198
59	8/11/2025	$158,690	$154,451	$4,240	$37,042,958
60	9/11/2025	$158,137	$154,433	$3,704	$37,039,254
61	10/11/2025	$159,048	$149,426	$9,621	$37,029,633
62	11/11/2025	$158,137	$154,378	$3,759	$37,025,874
63	12/11/2025	$159,048	$149,372	$9,675	$37,016,199
64	1/11/2026	$158,137	$154,322	$3,815	$37,012,383
65	2/11/2026	$159,652	$154,306	$5,347	$37,007,037
66	3/11/2026	$162,384	$139,325	$23,060	$36,983,977
67	4/11/2026	$159,652	$154,187	$5,465	$36,978,511
68	5/11/2026	$162,458	$149,181	$13,276	$36,965,235
69	6/11/2026	$161,547	$154,109	$7,438	$36,957,797
70	7/11/2026	$162,458	$149,098	$13,360	$36,944,438
71	8/11/2026	$161,547	$154,022	$7,525	$36,936,913
72	9/11/2026	$160,982	$153,991	$6,991	$36,929,922
73	10/11/2026	$161,911	$148,985	$12,926	$36,916,996
74	11/11/2026	$160,982	$153,908	$7,074	$36,909,922
75	12/11/2026	$161,911	$148,905	$13,007	$36,896,915
76	1/11/2027	$160,982	$153,824	$7,158	$36,889,757
77	2/11/2027	$162,526	$153,794	$8,731	$36,881,026
78	3/11/2027	$165,312	$138,850	$26,462	$36,854,564
79	4/11/2027	$162,526	$153,648	$8,878	$36,845,686

Period	Date	Payments	Interest	Principal	Balance
80	5/11/2027	$165,384	$148,645	$16,738	$36,828,948
81	6/11/2027	$164,455	$153,541	$10,914	$36,818,034
82	7/11/2027	$165,384	$148,534	$16,850	$36,801,184
83	8/11/2027	$164,455	$153,425	$11,030	$36,790,155
84	9/11/2027	$163,879	$153,379	$10,500	$36,779,655
85	10/11/2027	$164,826	$148,379	$16,447	$36,763,208
86	11/11/2027	$163,879	$153,267	$10,612	$36,752,596
87	12/11/2027	$164,826	$148,270	$16,556	$36,736,040
88	1/11/2028	$163,879	$153,154	$10,725	$36,725,314
89	2/11/2028	$165,450	$153,109	$12,342	$36,712,973
90	3/11/2028	$167,345	$143,163	$24,182	$36,688,791
91	4/11/2028	$165,450	$152,957	$12,494	$36,676,297
92	5/11/2028	$168,362	$147,962	$20,400	$36,655,897
93	6/11/2028	$167,415	$152,819	$14,595	$36,641,301
94	7/11/2028	$168,362	$147,821	$20,541	$36,620,760
95	8/11/2028	$167,415	$152,673	$14,742	$36,606,018
96	9/11/2028	$166,827	$152,611	$14,216	$36,591,802
97	10/11/2028	$167,794	$147,621	$20,173	$36,571,629
98	11/11/2028	$166,827	$152,468	$14,359	$36,557,270
99	12/11/2028	$167,794	$147,482	$20,312	$36,536,958
100	1/11/2029	$166,827	$152,324	$14,504	$36,522,454
101	2/11/2029	$168,428	$152,263	$16,165	$36,506,289
102	3/11/2029	$171,327	$137,439	$33,888	$36,472,402
103	4/11/2029	$168,428	$152,054	$16,373	$36,456,028
104	5/11/2029	$171,395	$147,073	$24,321	$36,431,707
105	6/11/2029	$170,428	$151,885	$18,544	$36,413,163
106	7/11/2029	$171,395	$146,901	$24,494	$36,388,669
107	8/11/2029	$170,428	$151,705	$18,723	$36,369,946
108	9/11/2029	$169,829	$151,627	$18,202	$36,351,744
109	10/11/2029	$170,815	$146,653	$24,162	$36,327,582
110	11/11/2029	$169,829	$151,451	$18,379	$36,309,203
111	12/11/2029	$170,815	$146,481	$24,334	$36,284,870
112	1/11/2030	$169,829	$151,273	$18,557	$36,266,313
113	2/11/2030	$171,459	$151,195	$20,264	$36,246,049
114	3/11/2030	$174,416	$136,460	$37,957	$36,208,093
115	4/11/2030	$171,459	$150,952	$20,506	$36,187,586
116	5/11/2030	$174,482	$145,991	$28,491	$36,159,095
117	6/11/2030	$173,496	$150,748	$22,748	$36,136,347
118	7/11/2030	$174,482	$145,784	$28,698	$36,107,649
119	8/11/2030	$173,496	$150,534	$22,962	$36,084,687
120	9/11/2030	$172,885	$150,438	$22,447	$36,062,240
121	10/11/2030	$173,890	$145,485	$28,406	$36,033,835
122	11/11/2030	$172,885	$150,226	$22,659	$36,011,176

Period	Date	Payments	Interest	Principal	Balance
123	12/11/2030	$173,890	$145,279	$28,612	$35,982,564
124	1/11/2031	$172,885	$150,012	$22,873	$35,959,692
125	2/11/2031	$174,544	$149,917	$24,628	$35,935,064
126	3/11/2031	$177,561	$135,289	$42,272	$35,892,792
127	4/11/2031	$174,544	$149,638	$24,906	$35,867,885
128	5/11/2031	$177,624	$144,701	$32,924	$35,834,962
129	6/11/2031	$176,619	$149,397	$27,222	$35,807,740
130	7/11/2031	$177,624	$144,458	$33,166	$35,774,573
131	8/11/2031	$176,619	$149,145	$27,474	$35,747,099
132	9/11/2031	$175,996	$149,031	$26,965	$35,720,134
133	10/11/2031	$177,021	$144,105	$32,916	$35,687,218
134	11/11/2031	$175,996	$148,781	$27,215	$35,660,003
135	12/11/2031	$177,021	$143,862	$33,159	$35,626,844
136	1/11/2032	$175,996	$148,529	$27,466	$35,599,378
137	2/11/2032	$177,686	$148,415	$29,271	$35,570,107
138	3/11/2032	$179,737	$138,707	$41,030	$35,529,077
139	4/11/2032	$177,686	$148,122	$29,564	$35,499,513
140	5/11/2032	$180,824	$143,215	$37,609	$35,461,904
141	6/11/2032	$179,798	$147,842	$31,957	$35,429,948
142	7/11/2032	$180,824	$142,934	$37,890	$35,392,058
143	8/11/2032	$179,798	$147,550	$32,248	$35,359,810
144	9/11/2032	$179,162	$147,416	$31,746	$35,328,064
145	10/11/2032	$180,208	$142,523	$37,685	$35,290,379
146	11/11/2032	$179,162	$147,127	$32,036	$35,258,343
147	12/11/2032	$180,208	$142,242	$37,967	$35,220,376
148	1/11/2033	$179,162	$146,835	$32,328	$35,188,049
149	2/11/2033	$180,883	$146,700	$34,183	$35,153,865
150	3/11/2033	$184,022	$132,348	$51,674	$35,102,191
151	4/11/2033	$180,883	$146,342	$34,541	$35,067,650
152	5/11/2033	$184,081	$141,472	$42,608	$35,025,042
153	6/11/2033	$183,034	$146,020	$37,014	$34,988,028
154	7/11/2033	$184,081	$141,151	$42,929	$34,945,098
155	8/11/2033	$183,034	$145,687	$37,347	$34,907,751
156	9/11/2033	$182,386	$145,531	$36,855	$34,870,896
157	10/11/2033	$183,453	$140,679	$42,774	$34,828,122
158	11/11/2033	$182,386	$145,199	$37,187	$34,790,936
159	12/11/2033	$183,453	$140,356	$43,097	$34,747,839
160	1/11/2034	$182,386	$144,865	$37,521	$34,710,317
161	2/11/2034	$184,138	$144,708	$39,430	$34,670,887
162	3/11/2034	$187,339	$130,529	$56,810	$34,614,077
163	4/11/2034	$184,138	$144,307	$39,831	$34,574,246
164	5/11/2034	$187,396	$139,482	$47,914	$34,526,331
165	6/11/2034	$186,329	$143,941	$42,388	$34,483,944

Period	Date	Payments	Interest	Principal	Balance
166	7/11/2034	$187,396	$139,118	$48,279	$34,435,665
167	8/11/2034	$186,329	$143,563	$42,766	$34,392,899
168	9/11/2034	$185,668	$143,385	$42,283	$34,350,616
169	10/11/2034	$186,756	$138,580	$48,176	$34,302,440
170	11/11/2034	$185,668	$143,008	$42,660	$34,259,780
171	12/11/2034	$186,756	$138,213	$48,543	$34,211,238
172	1/11/2035	$185,668	$142,628	$43,040	$34,168,198
173	2/11/2035	$187,452	$142,448	$45,004	$34,123,194
174	3/11/2035	$190,717	$128,467	$62,250	$34,060,944
175	4/11/2035	$187,452	$142,001	$45,451	$34,015,493
176	5/11/2035	$190,771	$137,228	$53,544	$33,961,949
177	6/11/2035	$189,683	$141,588	$48,095	$33,913,854
178	7/11/2035	$190,771	$136,818	$53,954	$33,859,900
179	8/11/2035	$189,683	$141,163	$48,520	$33,811,380
180	9/11/2035	$189,008	$140,961	$48,048	$33,763,333
181	10/11/2035	$190,118	$136,210	$53,908	$33,709,425
182	11/11/2035	$189,008	$140,535	$48,473	$33,660,952
183	12/11/2035	$190,118	$135,797	$54,321	$33,606,631
184	1/11/2036	$189,008	$140,107	$48,901	$33,557,730
185	2/11/2036	$190,826	$139,903	$50,923	$33,506,807
186	3/11/2036	$193,046	$130,661	$62,385	$33,444,422
187	4/11/2036	$190,826	$139,431	$51,395	$33,393,027
188	5/11/2036	$194,207	$134,717	$59,491	$33,333,536
189	6/11/2036	$193,097	$138,968	$54,129	$33,279,407
190	7/11/2036	$194,207	$134,258	$59,949	$33,219,458
191	8/11/2036	$193,097	$138,493	$54,605	$33,164,853
192	9/11/2036	$192,409	$138,265	$54,144	$33,110,710
193	10/11/2036	$193,541	$133,578	$59,964	$33,050,746
194	11/11/2036	$192,409	$137,789	$54,620	$32,996,126
195	12/11/2036	$193,541	$133,115	$60,426	$32,935,700
196	1/11/2037	$192,409	$137,310	$55,099	$32,880,601
197	2/11/2037	$194,260	$137,080	$57,180	$32,823,421
198	3/11/2037	$197,657	$123,574	$74,083	$32,749,339
199	4/11/2037	$194,260	$136,533	$57,727	$32,691,612
200	5/11/2037	$197,705	$131,887	$65,819	$32,625,793
201	6/11/2037	$196,573	$136,018	$60,555	$32,565,238
202	7/11/2037	$197,705	$131,377	$66,328	$32,498,909
203	8/11/2037	$196,573	$135,489	$61,084	$32,437,825
204	9/11/2037	$195,871	$135,234	$60,637	$32,377,188
205	10/11/2037	$197,026	$130,618	$66,408	$32,310,781
206	11/11/2037	$195,871	$134,705	$61,167	$32,249,614
207	12/11/2037	$197,026	$130,104	$66,922	$32,182,692
208	1/11/2038	$195,871	$134,170	$61,701	$32,120,991

Period	Date	Payments	Interest	Principal	Balance
209	2/11/2038	$197,756	$133,913	$63,842	$32,057,149
210	3/11/2038	$201,221	$120,689	$80,531	$31,976,618
211	4/11/2038	$197,756	$133,311	$64,444	$31,912,173
212	5/11/2038	$201,266	$128,742	$72,524	$31,839,649
213	6/11/2038	$200,111	$132,740	$67,371	$31,772,278
214	7/11/2038	$201,266	$128,178	$73,088	$31,699,190
215	8/11/2038	$200,111	$132,155	$67,957	$31,631,233
216	9/11/2038	$199,395	$131,871	$67,524	$31,563,709
217	10/11/2038	$200,573	$127,337	$73,237	$31,490,473
218	11/11/2038	$199,395	$131,285	$68,111	$31,422,362
219	12/11/2038	$200,573	$126,766	$73,807	$31,348,555
220	1/11/2039	$199,395	$130,693	$68,702	$31,279,852
221	2/11/2039	$201,314	$130,407	$70,908	$31,208,944
222	3/11/2039	$204,849	$117,496	$87,353	$31,121,592
223	4/11/2039	$201,314	$129,747	$71,568	$31,050,024
224	5/11/2039	$204,891	$125,264	$79,627	$30,970,397
225	6/11/2039	$203,713	$129,116	$74,597	$30,895,800
226	7/11/2039	$204,891	$124,642	$80,249	$30,815,550
227	8/11/2039	$203,713	$128,471	$75,243	$30,740,308
228	9/11/2039	$202,983	$128,157	$74,826	$30,665,482
229	10/11/2039	$204,185	$123,713	$80,472	$30,585,010
230	11/11/2039	$202,983	$127,510	$75,473	$30,509,537
231	12/11/2039	$204,185	$123,084	$81,101	$30,428,436
232	1/11/2040	$202,983	$126,857	$76,126	$30,352,310
233	2/11/2040	$204,937	$126,540	$78,398	$30,273,912
234	3/11/2040	$207,341	$118,054	$89,286	$30,184,626
235	4/11/2040	$204,937	$125,841	$79,097	$30,105,529
236	5/11/2040	$208,582	$121,454	$87,128	$30,018,401
237	6/11/2040	$207,380	$125,148	$82,233	$29,936,168
238	7/11/2040	$208,582	$120,771	$87,811	$29,848,357
239	8/11/2040	$207,380	$124,439	$82,942	$29,765,415
240	9/11/2040	$206,635	$124,093	$82,542	$29,682,873
241	10/11/2040	$207,861	$119,749	$88,112	$29,594,761
242	11/11/2040	$206,635	$123,381	$83,254	$29,511,507
243	12/11/2040	$207,861	$119,057	$88,803	$29,422,704
244	1/11/2041	$206,635	$122,664	$83,971	$29,338,732
245	2/11/2041	$208,625	$122,314	$86,311	$29,252,421
246	3/11/2041	$212,302	$110,130	$102,172	$29,150,248
247	4/11/2041	$208,625	$121,528	$87,097	$29,063,151
248	5/11/2041	$212,339	$117,249	$95,090	$28,968,061
249	6/11/2041	$211,113	$120,769	$90,344	$28,877,717
250	7/11/2041	$212,339	$116,501	$95,838	$28,781,878
251	8/11/2041	$211,113	$119,992	$91,121	$28,690,758

Period	Date	Payments	Interest	Principal	Balance
252	9/11/2041	$210,353	$119,613	$90,741	$28,600,017
253	10/11/2041	$211,603	$115,380	$96,223	$28,503,794
254	11/11/2041	$210,353	$118,833	$91,520	$28,412,274
255	12/11/2041	$211,603	$114,623	$96,981	$28,315,293
256	1/11/2042	$210,353	$118,047	$92,306	$28,222,988
257	2/11/2042	$212,380	$117,662	$94,717	$28,128,270
258	3/11/2042	$216,130	$105,898	$110,233	$28,018,037
259	4/11/2042	$212,380	$116,808	$95,572	$27,922,466
260	5/11/2042	$216,163	$112,647	$103,516	$27,818,949
261	6/11/2042	$214,913	$115,978	$98,935	$27,720,014
262	7/11/2042	$216,163	$111,830	$104,333	$27,615,681
263	8/11/2042	$214,913	$115,131	$99,783	$27,515,898
264	9/11/2042	$214,138	$114,715	$99,423	$27,416,475
265	10/11/2042	$215,413	$110,605	$104,808	$27,311,667
266	11/11/2042	$214,138	$113,863	$100,275	$27,211,392
267	12/11/2042	$215,413	$109,778	$105,635	$27,105,757
268	1/11/2043	$214,138	$113,005	$101,133	$27,004,624
269	2/11/2043	$216,202	$112,583	$103,619	$26,901,005
270	3/11/2043	$220,027	$101,277	$118,750	$26,782,255
271	4/11/2043	$216,202	$111,656	$104,546	$26,677,709
272	5/11/2043	$220,057	$107,625	$112,432	$26,565,277
273	6/11/2043	$218,782	$110,751	$108,030	$26,457,247
274	7/11/2043	$220,057	$106,736	$113,321	$26,343,926
275	8/11/2043	$218,782	$109,829	$108,953	$26,234,973
276	9/11/2043	$217,991	$109,374	$108,617	$26,126,356
277	10/11/2043	$219,292	$105,401	$113,891	$26,012,466
278	11/11/2043	$217,991	$108,447	$109,544	$25,902,921
279	12/11/2043	$219,292	$104,499	$114,792	$25,788,129
280	1/11/2044	$217,991	$107,511	$110,480	$25,677,650
281	2/11/2044	$220,093	$107,051	$113,042	$25,564,608
282	3/11/2044	$222,694	$99,690	$123,004	$25,441,604
283	4/11/2044	$220,093	$106,067	$114,026	$25,327,578
284	5/11/2044	$224,020	$102,178	$121,842	$25,205,736
285	6/11/2044	$222,720	$105,083	$117,636	$25,088,100
286	7/11/2044	$224,020	$101,212	$122,808	$24,965,292
287	8/11/2044	$222,720	$104,081	$118,639	$24,846,653
288	9/11/2044	$221,913	$103,586	$118,327	$24,728,326
289	10/11/2044	$223,240	$99,761	$123,479	$24,604,847
290	11/11/2044	$221,913	$102,578	$119,335	$24,485,512
291	12/11/2044	$223,240	$98,781	$124,459	$24,361,054
292	1/11/2045	$221,913	$101,562	$120,351	$24,240,702
293	2/11/2045	$224,053	$101,060	$122,993	$24,117,709
294	3/11/2045	$228,033	$90,799	$137,235	$23,980,474

Period	Date	Payments	Interest	Principal	Balance
295	4/11/2045	$224,053	$99,975	$124,078	$23,856,396
296	5/11/2045	$228,055	$96,243	$131,812	$23,724,584
297	6/11/2045	$226,729	$98,908	$127,820	$23,596,764
298	7/11/2045	$228,055	$95,196	$132,860	$23,463,905
299	8/11/2045	$226,729	$97,822	$128,907	$23,334,998
300	9/11/2045	$225,906	$97,284	$128,622	$23,206,376
301	10/11/2045	$227,259	$93,621	$133,638	$23,072,738
302	11/11/2045	$225,906	$96,191	$129,715	$22,943,022
303	12/11/2045	$227,259	$92,558	$134,701	$22,808,322
304	1/11/2046	$225,906	$95,088	$130,817	$22,677,504
305	2/11/2046	$228,085	$94,543	$133,542	$22,543,962
306	3/11/2046	$232,145	$84,874	$147,271	$22,396,690
307	4/11/2046	$228,085	$93,372	$134,713	$22,261,977
308	5/11/2046	$232,163	$89,811	$142,352	$22,119,625
309	6/11/2046	$230,810	$92,217	$138,592	$21,981,033
310	7/11/2046	$232,163	$88,677	$143,485	$21,837,548
311	8/11/2046	$230,810	$91,041	$139,768	$21,697,779
312	9/11/2046	$229,971	$90,459	$139,512	$21,558,267
313	10/11/2046	$231,351	$86,972	$144,379	$21,413,888
314	11/11/2046	$229,971	$89,275	$140,696	$21,273,193
315	12/11/2046	$231,351	$85,822	$145,529	$21,127,663
316	1/11/2047	$229,971	$88,082	$141,889	$20,985,775
317	2/11/2047	$232,190	$87,490	$144,700	$20,841,075
318	3/11/2047	$236,331	$78,463	$157,868	$20,683,207
319	4/11/2047	$232,190	$86,229	$145,961	$20,537,245
320	5/11/2047	$236,345	$82,853	$153,492	$20,383,754
321	6/11/2047	$234,964	$84,980	$149,984	$20,233,770
322	7/11/2047	$236,345	$81,629	$154,716	$20,079,054
323	8/11/2047	$234,964	$83,710	$151,254	$19,927,800
324	9/11/2047	$234,108	$83,080	$151,029	$19,776,771
325	10/11/2047	$235,516	$79,785	$155,732	$19,621,039
326	11/11/2047	$234,108	$81,801	$152,308	$19,468,731
327	12/11/2047	$235,516	$78,542	$156,974	$19,311,757
328	1/11/2048	$234,108	$80,511	$153,597	$19,158,160
329	2/11/2048	$236,369	$79,871	$156,498	$19,001,662
330	3/11/2048	$239,184	$74,098	$165,087	$18,836,576
331	4/11/2048	$236,369	$78,530	$157,838	$18,678,737
332	5/11/2048	$240,601	$75,355	$165,246	$18,513,491
333	6/11/2048	$239,194	$77,183	$162,010	$18,351,481
334	7/11/2048	$240,601	$74,035	$166,567	$18,184,914
335	8/11/2048	$239,194	$75,813	$163,380	$18,021,534
336	9/11/2048	$238,321	$75,132	$163,188	$17,858,345
337	10/11/2048	$239,757	$72,045	$167,711	$17,690,634

Period	Date	Payments	Interest	Principal	Balance
338	11/11/2048	$238,321	$73,753	$164,568	$17,526,066
339	12/11/2048	$239,757	$70,705	$169,052	$17,357,014
340	1/11/2049	$238,321	$72,362	$165,959	$17,191,055
341	2/11/2049	$240,622	$71,670	$168,952	$17,022,103
342	3/11/2049	$244,930	$64,085	$180,845	$16,841,258
343	4/11/2049	$240,622	$70,212	$170,411	$16,670,847
344	5/11/2049	$244,935	$67,255	$177,680	$16,493,167
345	6/11/2049	$243,499	$68,760	$174,739	$16,318,428
346	7/11/2049	$244,935	$65,833	$179,102	$16,139,326
347	8/11/2049	$243,499	$67,285	$176,214	$15,963,112
348	9/11/2049	$242,609	$66,551	$176,058	$15,787,054
349	10/11/2049	$244,073	$63,689	$180,384	$15,606,670
350	11/11/2049	$242,609	$65,065	$177,544	$15,429,126
351	12/11/2049	$244,073	$62,245	$181,828	$15,247,298
352	1/11/2050	$242,609	$63,566	$179,042	$15,068,255
353	2/11/2050	$244,952	$62,820	$182,132	$14,886,123
354	3/11/2050	$249,347	$56,043	$193,303	$14,692,820
355	4/11/2050	$244,952	$61,255	$183,698	$14,509,122
356	5/11/2050	$249,347	$58,534	$190,813	$14,318,309
357	6/11/2050	$247,882	$59,693	$188,189	$14,130,120
358	7/11/2050	$249,347	$57,005	$192,342	$13,937,778
359	8/11/2050	$247,882	$58,107	$189,775	$13,748,003
360	9/11/2050	$246,974	$57,316	$189,658	$13,558,345
361	10/11/2050	$248,468	$54,698	$193,770	$13,364,575
362	11/11/2050	$246,974	$55,717	$191,257	$13,173,318
363	12/11/2050	$248,468	$53,145	$195,323	$12,977,995
364	1/11/2051	$246,974	$54,106	$192,868	$12,785,127
365	2/11/2051	$249,361	$53,302	$196,059	$12,589,068
366	3/11/2051	$253,843	$47,395	$206,447	$12,382,621
367	4/11/2051	$249,361	$51,623	$197,737	$12,184,883
368	5/11/2051	$253,838	$49,157	$204,681	$11,980,203
369	6/11/2051	$252,344	$49,946	$202,398	$11,777,804
370	7/11/2051	$253,838	$47,515	$206,323	$11,571,481
371	8/11/2051	$252,344	$48,242	$204,102	$11,367,379
372	9/11/2051	$251,418	$47,391	$204,027	$11,163,352
373	10/11/2051	$252,942	$45,036	$207,906	$10,955,447
374	11/11/2051	$251,418	$45,674	$205,744	$10,749,703
375	12/11/2051	$252,942	$43,367	$209,574	$10,540,129
376	1/11/2052	$251,418	$43,942	$207,476	$10,332,653
377	2/11/2052	$253,848	$43,077	$210,771	$10,121,882
378	3/11/2052	$256,896	$39,471	$217,425	$9,904,457
379	4/11/2052	$253,848	$41,292	$212,556	$9,691,901
380	5/11/2052	$258,410	$39,100	$219,310	$9,472,590

Period	Date	Payments	Interest	Principal	Balance
381	6/11/2052	$256,886	$39,491	$217,395	$9,255,196
382	7/11/2052	$258,410	$37,338	$221,072	$9,034,124
383	8/11/2052	$256,886	$37,664	$219,223	$8,814,901
384	9/11/2052	$255,941	$36,750	$219,192	$8,595,709
385	10/11/2052	$257,496	$34,677	$222,818	$8,372,891
386	11/11/2052	$255,941	$34,907	$221,034	$8,151,857
387	12/11/2052	$257,496	$32,887	$224,609	$7,927,248
388	1/11/2053	$255,941	$33,049	$222,892	$7,704,355
389	2/11/2053	$258,416	$32,120	$226,297	$7,478,059
390	3/11/2053	$263,080	$28,153	$234,926	$7,243,133
391	4/11/2053	$258,416	$30,197	$228,219	$7,014,913
392	5/11/2053	$263,064	$28,300	$234,764	$6,780,149
393	6/11/2053	$261,510	$28,267	$233,243	$6,546,905
394	7/11/2053	$263,064	$26,412	$236,653	$6,310,253
395	8/11/2053	$261,510	$26,308	$235,202	$6,075,050
396	9/11/2053	$260,546	$25,327	$235,219	$5,839,831
397	10/11/2053	$262,132	$23,559	$238,572	$5,601,259
398	11/11/2053	$260,546	$23,352	$237,195	$5,364,064
399	12/11/2053	$262,132	$21,640	$240,492	$5,123,572
400	1/11/2054	$260,546	$21,360	$239,186	$4,884,386
401	2/11/2054	$263,067	$20,363	$242,704	$4,641,683
402	3/11/2054	$267,823	$17,475	$250,348	$4,391,335
403	4/11/2054	$263,067	$18,308	$244,759	$4,146,575
404	5/11/2054	$267,803	$16,728	$251,074	$3,895,501
405	6/11/2054	$266,217	$16,240	$249,977	$3,645,524
406	7/11/2054	$267,803	$14,707	$253,096	$3,392,429
407	8/11/2054	$266,217	$14,143	$252,074	$3,140,354
408	9/11/2054	$265,234	$13,092	$252,142	$2,888,212
409	10/11/2054	$266,851	$11,652	$255,200	$2,633,013
410	11/11/2054	$265,234	$10,977	$254,257	$2,378,756
411	12/11/2054	$266,851	$9,597	$257,255	$2,121,501
412	1/11/2055	$265,234	$8,845	$256,390	$1,865,111
413	2/11/2055	$267,801	$7,776	$260,025	$1,605,086
414	3/11/2055	$272,653	$6,043	$266,610	$1,338,476
415	4/11/2055	$267,801	$5,580	$262,221	$1,076,256
416	5/11/2055	$272,626	$4,342	$268,284	$807,971
417	6/11/2055	$271,009	$3,368	$267,641	$540,331
418	7/11/2055	$272,626	$2,180	$270,447	$269,884
419	8/11/2055	$271,009	$1,125	$269,884	$0

EXHIBIT B
FORM OF NTP CERTIFICATE
Dated: _______, 20___
This certificate is being delivered pursuant to Section 8.1.9(a) of that certain Loan Agreement, dated as of September 10, 2020 (the “Loan Agreement”) by and between IP Backlog Land Holdings, LLC, a Delaware limited liability company (“Borrower”), and Forethought Life Insurance Company, an Indiana corporation (together with its successors and assigns, “Lender”). Capitalized terms used but not otherwise defined herein shall have the meaning given in the Loan Agreement.
The undersigned hereby certify as of the date hereof to the Lender, on behalf of the Borrower and SE Athos [I/II], LLC (“Lessee”), as applicable, as follows:
1.    Lease. The Borrower and the Lessee are parties to that certain Solar Facility Ground Lease Agreement, dated as of September 10, 2020 (the “Lease”).
2.    Notice to Proceed. Attached hereto as Exhibit A is a copy of the full notice to proceed that Lessee delivered to its prime contractor for the Athos [I/II] Project on [date].
3.    Representations and Warranties. Each representation and warranty of Borrower under the Loan Documents and of Lessee under the Lease is true and correct in all material respects as of the date hereof (or if any representation or warranty is stated to have been made as of a specific date, as of such specific date), except that if such representation and warranty is already qualified by materiality or Material Adverse Effect, such representation and warranty shall be true and correct in all respects.
4.    Defaults. No Default or Event of Default has occurred and is continuing.
5.    Miscellaneous.
(a)    Binding Effect. This Certification shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors, transferees and assigns.
(b)    Governing Law. This Certification and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York (without regard to conflict-of-laws provisions that would result in the application of laws other than the law of the State of New York).
(c)    Counterparts. This Certification may be executed in one (1) or more duplicate counterparts, and when executed and delivered by all the parties listed below, shall constitute a single binding agreement.
(d)    Reliance. This Certification is made and delivered as of the date hereof. This Certification may be relied upon by the parties hereto.

[(e)    Rent Reserve Account. Borrower reasonably believes that the amount remaining on deposit in the Rent Reserve Account as of the date hereof, along with all Lease Revenues expected to be received before the second NTP Certificate for which Borrower has an identified and committed source, are sufficient to make all required payments of principal and interest until the expected date of the second NTP Certificate.] [Only include for first NTP Certificate.]
Remainder of page intentionally left blank; signature page follows.

BORROWER:

IP BACKLOG LAND HOLDINGS, LLC

By:
Name:
Title:

LESSEE:

SE ATHOS [I/II], LLC

By:
Name:
Title:

Exhibit A
Copy of Full Notice to Proceed
(See attached.)

EXHIBIT C
FORM OF COD CERTIFICATE
Dated: _______, 20___
This certificate is being delivered pursuant to Section 8.1.9(b) of that certain Loan Agreement, dated as of September 10, 2020 (the “Loan Agreement”) by and between IP Backlog Land Holdings, LLC, a Delaware limited liability company (“Borrower”), and Forethought Life Insurance Company, an Indiana corporation (together with its successors and assigns, “Lender”). Capitalized terms used but not otherwise defined herein shall have the meaning given in the Loan Agreement.
The undersigned hereby certify as of the date hereof to the Lender, on behalf of the Borrower and SE Athos [I/II], LLC (“Lessee”), as applicable, as follows:
1.    Lease. The Borrower and the Lessee are parties to that certain Solar Facility Ground Lease Agreement, dated as of September 10, 2020 (the “Lease”).
2.    Commercial Operation Date. The commercial operation date with respect to the project constructed pursuant to the Lease was achieved as of the date within five (5) Business Days prior to the date hereof.
3.    Representations and Warranties. Each representation and warranty of Borrower under the Loan Documents and of Lessee under the Lease is true and correct in all material respects as of the date hereof (or if any representation or warranty is stated to have been made as of a specific date, as of such specific date), except that if such representation and warranty is already qualified by materiality or Material Adverse Effect, such representation and warranty shall be true and correct in all respects.
4.    Defaults. No Default or Event of Default has occurred and is continuing and no default or “Event of Default” (as defined in the Lease) under the Lease has occurred and is continuing.
5.    Miscellaneous.
(a)    Binding Effect. This Certification shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors, transferees and assigns.
(b)    Governing Law. This Certification and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York (without regard to conflict-of-laws provisions that would result in the application of laws other than the law of the State of New York).
(c)    Counterparts. This Certification may be executed in one (1) or more duplicate counterparts, and when executed and delivered by all the parties listed below, shall constitute a single binding agreement.

(d)    Reliance. This Certification is made and delivered as of the date hereof. This Certification may be relied upon by the parties hereto.
[(e)    NTP Certificates. NTP Certificates have been delivered for both Projects on or prior to the date hereof.] [Only include for first COD Certificate.]
Remainder of page intentionally left blank; signature page follows.

BORROWER:

IP BACKLOG LAND HOLDINGS, LLC

By:
Name:
Title:

LESSEE:

SE ATHOS [I/II], LLC

By:
Name:
Title:

SCHEDULE 9.1
RECYCLED ENTITY REPRESENTATIONS AND WARRANTIES
As of the Closing Date, Borrower hereby represents and warrants to Lender that:
9.2.1.1    Borrower has not owned any real property other than the Property and personal property necessary or incidental to its ownership and operation of the Property;
9.2.1.2    Borrower has not engaged in any business unrelated to the ownership and operation of the Property;
9.2.1.3    except as expressly disclosed to Lender in connection with the closing of the Loan pursuant to Section 6.1.3, Borrower has not amended, modified, supplemented, restated, replaced or terminated its Organizational Documents (or consented to any of the foregoing);
9.2.1.4    Borrower is and always has been duly formed, validly existing, and in good standing in the state of its formation and in all other jurisdictions where it is qualified to do business;
9.2.1.5    Borrower has not had any judgments or liens of any nature against it (except for tax liens not yet due and liens contested in good faith in accordance with Applicable Law);
9.2.1.6    Borrower has not failed to be in compliance in all material respects with all laws, regulations and orders applicable to it and Borrower has received all necessary permits for it to operate;
9.2.1.7    Borrower has not been involved in any unresolved dispute with any taxing authority and has paid all taxes due and owed (other than tax liens not yet due and liens contested in good faith in accordance with Applicable Law);
9.2.1.8    Borrower has not been party to any lawsuit, arbitration, summons or legal proceeding that is still pending or that resulted in a judgment against it that has not been paid in full;
9.2.1.9    Borrower has not failed to provide Lender with complete financial statements that reflect a fair and accurate view of its financial condition;
9.2.1.10    Borrower has not had any material contingent or actual obligation unrelated to the Property; and
9.2.1.11    Borrower has not incurred any indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (x) the Development Loan Agreement and (y) liabilities in the ordinary course of its business that are related to the ownership and operation of the Property and no other Indebtedness has been secured (senior, subordinate or pari passu) by the Property.